CERTAIN INFORMATION, MARKED IN THIS EXHIBIT WITH BRACKETS, HAS BEEN EXCLUDED FROM THIS EXHIBIT IN RELIANCE ON REGULATION S-K, ITEM 601(B) (10)(IV) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS CONFIDENTIAL. Execution Version TERM LOAN CREDIT AGREEMENT dated as of July 1, 2026 among BELDEN INC. The Other Loan Parties Party Hereto The Lenders Party Hereto and JPMORGAN CHASE BANK, N.A. as Administrative Agent JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC and GOLDMAN SACHS BANK USA, as Joint Bookrunners and Joint Lead Arrangers and HSBC SECURITIES (USA) INC., TRUIST SECURITIES, INC. and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents

-i- TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ...................................................................................................................... 1 SECTION 1.01. Defined Terms .................................................................................................. 1 SECTION 1.02. Classification of Loans and Borrowings......................................................... 43 SECTION 1.03. Terms Generally ............................................................................................. 44 SECTION 1.04. Accounting Terms; GAAP; Pro Forma Effect; Leverage Ratios. .................. 44 SECTION 1.05. Status of Obligations ...................................................................................... 46 SECTION 1.06. Divisions ......................................................................................................... 46 SECTION 1.07. Interest Rates; Benchmark Notification .......................................................... 46 SECTION 1.08. Limited Condition Transaction Provisions ..................................................... 47 ARTICLE II THE CREDITS .................................................................................................................. 47 SECTION 2.01. Commitments ................................................................................................. 47 SECTION 2.02. Loans and Borrowings .................................................................................... 47 SECTION 2.03. Requests for Borrowings ................................................................................ 48 SECTION 2.04. [Reserved] ....................................................................................................... 49 SECTION 2.05. [Reserved] ....................................................................................................... 49 SECTION 2.06. [Reserved] ....................................................................................................... 49 SECTION 2.07. Funding of Borrowings ................................................................................... 49 SECTION 2.08. Interest Elections ............................................................................................ 49 SECTION 2.09. Termination of Commitments ........................................................................ 51 SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt ............................ 51 SECTION 2.11. Prepayment of Loans ...................................................................................... 52 SECTION 2.12. Fees ................................................................................................................. 55 SECTION 2.13. Interest ............................................................................................................ 55 SECTION 2.14. Alternate Rate of Interest. ............................................................................... 56 SECTION 2.15. Increased Costs ............................................................................................... 58 SECTION 2.16. Break Funding Payments ................................................................................ 59 SECTION 2.17. Withholding of Taxes; Gross-Up.................................................................... 60 SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs ................. 63 SECTION 2.19. Mitigation Obligations; Replacement of Lenders. .......................................... 65 SECTION 2.20. Defaulting Lenders ......................................................................................... 66 SECTION 2.21. Returned Payments ......................................................................................... 67 SECTION 2.22. Incremental Credit Extensions ........................................................................ 67 SECTION 2.23. Judgment Currency ......................................................................................... 70 SECTION 2.24. Refinancing Amendments .............................................................................. 71 SECTION 2.25. Extension of Loans ......................................................................................... 73 SECTION 2.26. Loan Repurchases ........................................................................................... 75 ARTICLE III REPRESENTATIONS AND WARRANTIES .............................................................. 77 SECTION 3.01. Organization; Powers ..................................................................................... 77 SECTION 3.02. Authorization; Enforceability ......................................................................... 77 SECTION 3.03. Governmental Approvals; No Conflicts ......................................................... 77 SECTION 3.04. Financial Condition; No Material Adverse Change ....................................... 78 SECTION 3.05. Properties ........................................................................................................ 78 SECTION 3.06. Litigation and Environmental Matters ............................................................ 78 SECTION 3.07. Compliance with Laws and Agreements; No Default .................................... 79

TABLE OF CONTENTS
(Continued)

		Page
SECTION 3.08.	Investment Company Status	79
SECTION 3.09.	Taxes	79
SECTION 3.10.	ERISA	79
SECTION 3.11.	Disclosure	79
SECTION 3.12.	Material Agreements	79
SECTION 3.13.	Solvency	79
SECTION 3.14.	Insurance	80
SECTION 3.15.	Capitalization and Subsidiaries	80
SECTION 3.16.	Security Interest in Collateral	80
SECTION 3.17.	Employment Matters	80
SECTION 3.18.	Federal Reserve Regulations	80
SECTION 3.19.	Use of Proceeds	81
SECTION 3.20.	Common Enterprise	81
SECTION 3.21.	Anti-Corruption Laws and Sanctions	81
SECTION 3.22.	Affected Financial Institution	81
SECTION 3.23.	Outbound Investment Rules	81
ARTICLE IV CONDITIONS		**81**
SECTION 4.01.	Effective Date	81
SECTION 4.02.	Each Credit Event	85
ARTICLE V AFFIRMATIVE COVENANTS		**85**
SECTION 5.01.	Financial Statements and Other Information	85
SECTION 5.02.	Notices of Material Events	86
SECTION 5.03.	Existence; Conduct of Business	87
SECTION 5.04.	Payment of Taxes	87
SECTION 5.05.	Maintenance of Properties	87
SECTION 5.06.	Books and Records; Inspection Rights	87
SECTION 5.07.	Compliance with Laws and Material Contractual Obligations	88
SECTION 5.08.	Use of Proceeds	88
SECTION 5.09.	Insurance	88
SECTION 5.10.	Casualty and Condemnation	88
SECTION 5.11.	Additional Collateral; Further Assurances	89
SECTION 5.12.	Maintenance of Ratings	91
SECTION 5.13.	Lender Calls	91
SECTION 5.14.	Post-Closing Matters	91
ARTICLE VI NEGATIVE COVENANTS		**91**
SECTION 6.01.	Indebtedness	91
SECTION 6.02.	Liens	94
SECTION 6.03.	Fundamental Changes	96
SECTION 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions	97
SECTION 6.05.	Asset Sales	99
SECTION 6.06.	Sale and Leaseback Transactions	101
SECTION 6.07.	Swap Agreements	101
SECTION 6.08.	Restricted Payments; Certain Payments of Indebtedness	101

-ii-

TABLE OF CONTENTS (Continued) Page -iii- SECTION 6.09. Transactions with Affiliates .......................................................................... 103 SECTION 6.10. Restrictive Agreements ................................................................................. 104 SECTION 6.11. Amendment of Material Documents ............................................................ 104 ARTICLE VII EVENTS OF DEFAULT .............................................................................................. 104 ARTICLE VIII THE ADMINISTRATIVE AGENT .......................................................................... 107 SECTION 8.01. Authorization and Action ............................................................................. 107 SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc. ................... 109 SECTION 8.03. Posting of Communications .......................................................................... 110 SECTION 8.04. The Administrative Agent Individually ........................................................ 112 SECTION 8.05. Successor Administrative Agent................................................................... 112 SECTION 8.06. Acknowledgments of Lenders ...................................................................... 113 SECTION 8.07. Collateral Matters ......................................................................................... 114 SECTION 8.08. Credit Bidding .............................................................................................. 115 SECTION 8.09. Certain ERISA Matters. ................................................................................ 116 SECTION 8.10. Borrower Communications. .......................................................................... 117 ARTICLE IX MISCELLANEOUS ....................................................................................................... 118 SECTION 9.01. Notices .......................................................................................................... 118 SECTION 9.02. Waivers; Amendments ................................................................................. 120 SECTION 9.03. Expenses; Limitation of Liability; Indemnity; Damage Waiver .................. 124 SECTION 9.04. Successors and Assigns ................................................................................ 126 SECTION 9.05. Survival ......................................................................................................... 131 SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution ................... 131 SECTION 9.07. Severability ................................................................................................... 133 SECTION 9.08. Right of Setoff .............................................................................................. 133 SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process ....................... 133 SECTION 9.10. WAIVER OF JURY TRIAL ........................................................................ 134 SECTION 9.11. Headings ....................................................................................................... 134 SECTION 9.12. Confidentiality .............................................................................................. 134 SECTION 9.13. Several Obligations; Nonreliance; Violation of Law ................................... 135 SECTION 9.14. USA PATRIOT Act...................................................................................... 136 SECTION 9.15. Disclosure ..................................................................................................... 136 SECTION 9.16. Appointment for Perfection .......................................................................... 136 SECTION 9.17. Interest Rate Limitation ................................................................................ 136 SECTION 9.18. No Advisory or Fiduciary Responsibility ..................................................... 136 SECTION 9.19. Intercreditor Agreements .............................................................................. 137 SECTION 9.20. Acknowledgment and Consent to Bail-In of Affected Financial Institutions .................................................................................................... 137 ARTICLE X LOAN GUARANTY OF LOAN GUARANTORS ....................................................... 138 SECTION 10.01. Guaranty ....................................................................................................... 138 SECTION 10.02. Guaranty of Payment .................................................................................... 138 SECTION 10.03. No Discharge or Diminishment of Loan Guaranty ....................................... 138 SECTION 10.04. Defenses Waived .......................................................................................... 139 SECTION 10.05. Rights of Subrogation ................................................................................... 139

TABLE OF CONTENTS (Continued) Page -iv- SECTION 10.06. Reinstatement; Stay of Acceleration ............................................................ 139 SECTION 10.07. Information ................................................................................................... 140 SECTION 10.08. Termination .................................................................................................. 140 SECTION 10.09. Maximum Liability ....................................................................................... 140 SECTION 10.10. Contribution .................................................................................................. 140 SECTION 10.11. Liability Cumulative ..................................................................................... 141 ARTICLE XI SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. .............................. 141 SECTION 11.01. Subordination of Intercompany Indebtedness .............................................. 141 SCHEDULES: Commitment Schedule Schedule 1.01 – [Reserved] Schedule 3.06 – Disclosed Matters Schedule 3.14 – Insurance Schedule 3.15 – Capitalization and Subsidiaries Schedule 5.14 – Post-Closing Matters Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.04 – Existing Investments Schedule 6.09 –Transactions with Affiliates Schedule 6.10 – Existing Restrictions EXHIBITS: Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Solvency Certificate Exhibit C – Form of Compliance Certificate Exhibit D – Joinder Agreement Exhibit E-1 – U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit E-2 – U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit E-3 – U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit E-4 – U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit F – List of Closing Documents

TERM LOAN CREDIT AGREEMENT dated as of July 1, 2026 (as it may be amended or modified from time to time, this “Agreement”) among BELDEN INC., the other Loan Parties party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A. as Administrative Agent. The parties hereto agree as follows: ARTICLE I Definitions SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABL Agent” means JPMorgan Chase Bank, N.A. as administrative agent under the ABL Credit Agreement (or any successor agent thereunder or under any replacement thereof). “ABL Collateral Documents” means, collectively, the Collateral Documents (as defined in the ABL Credit Agreement) and any other agreements, instruments and documents executed in connection with the ABL Credit Agreement that are intended to create, perfect or evidence Liens to secure the ABL Obligations. “ABL Credit Agreement” means the ABL Credit Agreement, dated as of July 18, 2025, by and among the Borrower, the other borrowers and guarantors party thereto from time to time, the ABL Agent and the lenders party thereto from time to time, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the ABL Intercreditor Agreement. “ABL Intercreditor Agreement” means the ABL/Term Loan Intercreditor Agreement, dated as of the Effective Date, by and among the Administrative Agent, the ABL Agent and each of the Loan Parties party thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “ABL Loan Documents” means, collectively, the ABL Credit Agreement, the ABL Collateral Documents, the ABL Intercreditor Agreement, any promissory note evidencing loans under the ABL Credit Agreement and all other agreements, instruments, documents and certificates executed and/or delivered in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the ABL Intercreditor Agreement. “ABL Loan Parties” means the “Loan Parties” as defined in the ABL Credit Agreement or any similar term in any Refinance Indebtedness in respect thereof. “ABL Obligations” means the Indebtedness and other obligations of the Borrower and its Subsidiaries under the ABL Loan Documents. “ABL Priority Collateral” has the meaning assigned to it in the ABL Intercreditor Agreement. “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in U.S. Dollars. “Accounts” has the meaning assigned to such term in the Security Agreement.

2 “Account Debtor” means any Person obligated on an Account. “Acquisition” means any transaction, or any series of related transactions, by which any Loan Party or any Restricted Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person (or business line or division thereof), whether through purchase of assets, merger, amalgamation or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person. “Acquisition Agreement” means the purchase agreement, dated as of April 29, 2026, between the Borrower and Vistance Networks, Inc., a Delaware corporation (collectively with all annexes, exhibits and schedules). “Acquired Business” means certain assets and all of the equity interests of Ruckus Holding Company LLC, a Delaware limited liability company, and its direct and indirect subsidiaries. “Additional Lender” means any Person that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 2.22 or Refinancing Commitments pursuant to Section 2.24. “Administrative Agent” means JPMCB, in its capacity as administrative agent and collateral agent for the Secured Parties hereunder or, as applicable, such branches or affiliates of JPMCB as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent-Related Person” has the meaning assigned to it in Section 9.03(c). “Aggregate Commitment” means, at any time, the aggregate of the Commitments of all of the Lenders, as increased and/or reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $1,850,000,000. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB

3 Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement. “AML Legislation” has the meaning assigned to such term in Section 9.15(a). “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Affiliates from time to time concerning or relating to money laundering, bribery or corruption, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the UK Bribery Act of 2010. “Applicable Parties” has the meaning assigned to it in Section 8.03(c). “Applicable Percentage” means, with respect to any Lender, the percentage equal to a fraction the numerator of which is the outstanding principal amount of such Lender’s Loans and the denominator of which is the aggregate outstanding principal amount of the Loans of all Lenders. “Applicable Rate” means, for any day, with respect to the Initial Term Loans, (a) for Term Benchmark Loans and (if applicable pursuant to Section 2.14) Daily Simple SOFR Loans, 2.25% per annum and (b) for ABR Loans, 1.25% per annum. “Approved Borrower Portal” has the meaning assigned to it in Section 8.10(a). “Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a). “Approved Fund” has the meaning assigned to such term in Section 9.04. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent and, if the Borrower’s consent is required for the related assignment, the Borrower (such approval not to be unreasonably withheld or delayed). “Auction Manager” has the meaning assigned to such term in Section 2.26(a) of this Agreement. “Auction Notice” means an auction notice given by the Borrower in accordance with the Auction Procedures with respect to an Auction Purchase Offer. “Auction Procedures” means the auction procedures with respect to Auction Purchase Offers mutually agreed by the Borrower and the Administrative Agent. “Auction Purchase Offer” means an offer by the Borrower to purchase one or more Classes of Loans pursuant to modified Dutch auctions conducted in accordance with the Auction Procedures and otherwise in accordance with Section 2.26.

4 “Available Amount” means at any time, the excess if any, of: (1) the sum (without duplication) of: (i) the greater of (x) $220,000,000 and 35% of Consolidated EBITDA for the most recently ended Test Period; (ii) an amount equal to 50% of cumulative Net Income starting with the first day of the first full fiscal quarter of the Borrower ended after the Effective Date; (iii) the Net Proceeds received after the Effective Date and on or prior to such date from any issuance of Equity Interests (other than Disqualified Equity Interests) by the Borrower (other than any such issuance to any Subsidiary of the Borrower); (iv) the Net Proceeds of Indebtedness (including, for the avoidance of doubt, Disqualified Equity Interests) of the Borrower, in each case incurred or issued after the Effective Date, which have been exchanged or converted into Equity Interests (other than Disqualified Equity Interests); (v) the Net Proceeds of Dispositions of Investments made in reliance on Section 6.04(r) on or after the Effective Date; provided that such Net Proceeds added pursuant to this clause (v), together with amounts added pursuant to clause (vi) below, shall be no greater than the portion of the Available Amount used to make such Investments; (vi) returns, profits, distributions and similar amounts received in cash or Permitted Investments on Investments made in reliance on Section 6.04(r); provided that amounts added pursuant to this clause (vi), together with amounts added pursuant to clause (v) above, shall be no greater than the portion of the Available Amount used to make such Investment; and (vii) the aggregate amount of Declined Proceeds (calculated from the Effective Date); minus (2) the sum of all Restricted Payments made on or after the Effective Date and prior to such time in reliance on Section 6.08(a)(ix), plus all voluntary prepayments or distributions in respect of Subordinated Indebtedness made on or after the Effective Date and prior to such time in reliance on Section 6.08(b)(vi), all Investments made on or after the Effective Date and prior to such time in reliance on Section 6.04(r), in each case utilizing the Available Amount or portions thereof in effect on the date of any such Restricted Payment, voluntary prepayment or distribution or Investment. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the

5 implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the U.K., Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding or proposal, or has had a receiver, interim receiver, receiver and manager, sequestrator, monitor, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark” means, initially, with respect to any (a) RFR Loan, Daily Simple SOFR or (b) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the Daily Simple SOFR, or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available

6 Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar- denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

7 “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), in each case, or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset

8 Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board” means the Board of Governors of the Federal Reserve System of the U.S. “Borrower” means Belden Inc., a Delaware corporation. “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect. “Borrowing Request” means a request by the Borrower for Loans in accordance with Section 2.03. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is a U.S. Government Securities Business Day and (b) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate, any such day that is a U.S. Government Securities Business Day. “Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “CFC” means a “controlled foreign corporation” under Section 957 of the Code. “CFC Holding Company” means (a) a Domestic Restricted Subsidiary (i) with no material assets or business activities other than the ownership or management of Equity Interests in, or Indebtedness of, one or more CFCs and (ii) that does not incur, and is not otherwise liable for, any Indebtedness other than Indebtedness constituting intercompany Indebtedness permitted under this Agreement or (b) a pass-through entity (including a partnership or disregarded entity for U.S. federal income tax purposes) that owns directly or indirectly Equity Interests in, or Indebtedness of, one or more CFCs. “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).

9 “Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, or any European equivalent regulation (such as the European Market and Infrastructure Regulation) and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Charges” has the meaning assigned to such term in Section 9.17. “Class”, when used in reference to any Commitment, Loan or Borrowing, refers to whether such Commitment, Loan or the Loans comprising such Borrowing, are (a) Initial Term Loans, (b) Incremental Loans with the same terms and conditions or Incremental Commitments in respect thereof, (c) Extended Loans (of the same Extension Series) and (d) Refinancing Loans with the same terms and conditions or Refinancing Loan Commitments in respect thereof. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the Internal Revenue Code of 1986, as amended. “Co-Documentation Agent” means each of HSBC Securities (USA) Inc., Truist Securities, Inc. and U.S. Bank National Association, each in its capacity as co-documentation agent for the credit facility evidenced by this Agreement. “Collateral” means any and all Property of a Loan Party subject to a Lien created by the Collateral Documents and any and all other Property of any Loan Party, now existing or hereafter acquired, that may at any time be subject to a Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Obligations; provided that, “Collateral” shall not include any Excluded Assets. “Collateral Documents” means, collectively, the Security Agreement and each other pledge agreement, the Mortgages (if any), security agreement (including intellectual property security agreements), or other collateral agreement that is entered into by any Loan Party in favor of the Administrative Agent, securing the Obligations, in each case, in form and substance reasonably satisfactory to the Administrative Agent and entered into pursuant to the terms of this Agreement or any other Loan Document (including Section 5.11) and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations.

10 “Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Incremental Commitment and/or Refinancing Commitment or any combination thereof (as the context requires). “Commitment Schedule” means the Schedule attached hereto identified as such. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” has the meaning assigned to such term in Section 8.03(c). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Contract Consideration” has the meaning assigned to such term in the definition of Excess Cash Flow. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Convertible Indebtedness” means (a) unsecured Indebtedness (which may be Subordinated Indebtedness) of the Borrower that (i) as of the date of issuance thereof contains customary conversion or exchange rights, customary premiums and customary offer to repurchase rights for transactions of such type (in each case, as determined by the Borrower in good faith) and (ii) is convertible into or exchangeable for shares of common stock of the Borrower (or other securities or Property, other than Disqualified Equity Interests, following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or Property), and cash in lieu of fractional shares of common stock of the Borrower and (b) any unsecured guarantee by any Loan Party of Indebtedness described in clause (a), in the case of clause (a) or (b), to the extent permitted by this Agreement. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Credit Event” means any extension of credit requested hereunder (other than a conversion or continuation of the Loans). “Credit Party” means the Administrative Agent or any Lender.

11 “Credit Exposure” means, with respect to any Lender at any time, an amount equal to the aggregate then unpaid principal amount of such Lender’s Loans outstanding at such time. “Current Assets” means at any date, all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be reflected in “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date. “Current Liabilities” means at any date, all amounts that would, in conformity with GAAP, be reflected in “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding the current portion of any Funded Indebtedness of the Borrower and its Restricted Subsidiaries. “Customary Bridge Facilities” means bridge credit facilities with a maturity date of no longer than one year; provided, that either such credit facilities are convertible or exchangeable into, or are intended by the Borrower to be refinanced at a later date with, Indebtedness the scheduled maturity date of which is not earlier than ninety-one (91) days after the Maturity Date. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Declined Proceeds” has the meaning assigned to such term in Section 2.11(g). “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under

12 other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party in writing, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action. “Deposit Account” has the meaning assigned to such term in the Security Agreement. “Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement. “Designated Noncash Consideration” means the fair market value of noncash consideration received by the Borrower or any Restricted Subsidiary in connection with a Disposition of assets that is so designated as Designated Noncash Consideration pursuant to a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent setting forth the basis of such valuation. “Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any Property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests of a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes receivable or accounts receivable or any rights and claims associated therewith and including any disposition of Property to a Division Successor pursuant to a Division. “Disqualified Equity Interests” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any other Equity Interest into which it is convertible or exchangeable) or upon the happening of any event or condition (a) matures (excluding maturity as a result of an optional redemption by the issuer thereof) or is subject to mandatory redemption or repurchase (other than (i) solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares and (ii) as a result of a “change in control”, “initial public offering” or other sale or liquidation event so long as any right of payment of any holder of such Equity Interests is by its terms subject to the prior payment in full of the Obligations) pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date that is ninety-one (91) days following the latest Maturity Date of the Loans; (b) is convertible into or exchangeable or exercisable for Indebtedness or any Disqualified Equity Interest, at the option of the holder thereof; (c) may be required to be redeemed or repurchased at the option of the holder thereof (other than (i) solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares and (ii) as a result of a “change in control”, “initial public offering” or other sale or liquidation event so long as any right of payment of any holder of such Equity Interests is by its terms subject to the prior payment in full of the Obligations), in whole or in part, in each case on or before the date that is ninety-one (91) days after the latest Maturity Date of the Loans; or (d) provides for scheduled payments of dividends to be made in cash prior to the date that is ninety-one (91) days following the latest Maturity Date of the Loans, provided that if such Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors or officers of the Borrower or any Subsidiary or by any such plan to such employees, directors or officers, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or any Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s or officer’s termination, death or disability.

13 “Disqualified Institutions” means, collectively, those Persons that are (i) competitors of the Borrower or its Restricted Subsidiaries or the Acquired Business, identified in writing by the Borrower to the Lead Arrangers (or after the Effective Date, the Administrative Agent) from time to time at JPMDQ_Contact@jpmorgan.com (the “Notice Address”), (ii) such other persons identified in writing by the Borrower to the Lead Arrangers prior to April 29, 2026 at the Notice Address and (iii) Affiliates of the Persons identified pursuant to clauses (i) or (ii) that are either clearly identifiable by name based solely on the similarity of name to the name of any entity on the Disqualified Institutions list or identified in writing by the Borrower to the Lead Arrangers (or after the Effective Date, the Administrative Agent) at the Notice Address (in each case, other than any Affiliate that is a bona fide fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course); provided that, notwithstanding anything herein to the contrary, in no event shall a supplement apply retroactively to disqualify any parties that have previously acquired or entered into a trade to acquire an assignment or participation interest hereunder that is otherwise permitted hereunder, but upon the effectiveness of such designation, any such party may not acquire any additional Commitments, Loans or participations; provided further that, no designation of a person as a “Disqualified Institution” shall be effective until five (5) Business Days following the Administrative Agent’s receipt of notice of such designation (which notice shall be delivered to the Notice Address). “Division” has the meaning assigned to such term in Section 1.06. “Division Successor” has the meaning assigned to such term in Section 1.06. “Document” has the meaning assigned to such term in the Security Agreement. “Domestic Restricted Subsidiary” means a Domestic Subsidiary that is a Restricted Subsidiary. “Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S. “DQ List” has the meaning assigned to such term in Section 9.04(e)(iv). “EBITDA” means (a) Net Income plus, (b) to the extent deducted in determining Net Income, without duplication: (i) Interest Expense (including amortization of debt discount and debt issuance fees, costs and expenses), (ii) expense for taxes measured by net income, profits or capital (or any similar measures), paid or accrued, including, without limitation, federal and state and local income taxes, foreign income taxes, or franchise taxes, (iii) depreciation, (iv) amortization, (v) each non-cash expense (including non-cash expenses related to stock based compensation), non-cash charge (including non-cash charges relating to compensation expenses related to stock option plans and incentive plans) or non-cash loss (including extraordinary, unusual or non-recurring

14 non-cash losses), including, without limitation, in connection with Permitted Acquisitions or restructurings, incurred or recognized, (vi) fees, costs and expenses incurred in connection with any Permitted Acquisition, Investments, Dispositions and incurrence of Indebtedness (in each case, including amendments, modifications and/or Dispositions thereof, as applicable) in each case whether or not consummated, (vii) unusual, extraordinary or non-recurring cash charges, losses or expenses incurred or recognized, including, without limitation, severance, relocation and restructuring expenses, (viii) costs or charges for business optimization and strategic or business initiatives (provided that, the aggregate amount of any cash charges or cash losses added back under this clause (b)(viii) during any period of four consecutive fiscal quarters of the Borrower shall not exceed $75,000,000), (ix) non-recurring losses from abandoned, disposed or discontinued operations, (x) expenses relating to one-time executive recruiting, signing, retention and completion bonuses, (xi) proceeds of business interruption insurance (including cyber), to the extent actually received (or not disputed and as to which the Borrower reasonably expects such proceeds to be received in cash within 365 days (with a deduction in the applicable future period for any amount so added back to the extent not so received within such 365 days)), (xii) any expenses, charges or losses that are covered by indemnification provisions in favor of the Borrower and its Restricted Subsidiaries, to the extent the indemnified amounts in respect thereof are actually received (or not disputed and as to which the Borrower reasonably expects such indemnified amounts to be received in cash within 365 days (with a deduction in the applicable future period for any amount so added back to the extent not so received within such 365 days)), (xiii) any premiums, penalties or similar payments in connection with any refinancing of Indebtedness, together with the fees, costs and expenses incurred in connection with any such refinancing, (xiv) fees, costs and expenses incurred in connection with the Transactions, and (xv) non-recurring costs, extraordinary expenses and other pro forma adjustments (including anticipated cost savings and other cost synergies, but excluding any revenue synergies) attributable to a Specified Transaction (including the RUCKUS Acquisition) may be added to the extent that such costs, expenses or adjustments (A) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent, (B) are, in each case, reasonably identifiable, factually supportable, and expected to have a continuing impact on the operations of the Borrower and its Restricted Subsidiaries and (C) such costs, expenses or adjustments are either (x) permitted as an adjustment (other than any management adjustment) pursuant to Article 11 of Regulation S-X under the Securities Act of 1933 or (y) consist of cost synergies (including pursuant to management adjustments made pursuant to Article II of Regulation S-X under the Securities Act of 1933) not exceeding 20% of EBITDA (determined without giving effect to this clause (xv) in the aggregate) for any applicable period; provided that the foregoing costs, expenses, adjustments, cost savings and cost synergies shall be without duplication of any

15 costs, expenses or adjustments that are already included in the calculation of EBITDA (for the avoidance of doubt, subclauses (x) and (y) above are additive), all calculated for the Borrower and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis, minus, (c) to the extent included in Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from income tax expense), (3) any cash payments made during such period in respect of items described in clause (b)(v) above subsequent to the fiscal quarter in which the relevant non- cash expenses, charges or losses were incurred and (4) extraordinary, unusual or non-recurring income or gains recognized, all calculated for the Borrower and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis. EBITDA will be determined on a Pro Forma Basis. “ECF Percentage” means 50%; provided, that (a) the ECF Percentage shall be reduced to 25% if the Senior Secured Net Leverage Ratio as of the last day of the relevant fiscal year is less than or equal to 2.50 to 1.00 and (b) the ECF Percentage shall be reduced to 0% if the Senior Secured Net Leverage Ratio as of the last day of the relevant fiscal year is less than or equal to 2.00 to 1.00. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). “Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors, (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding any advisory, arrangement, commitment, consent, structuring, success, underwriting, ticking, unused line fees, amendment fees and/or any similar fees payable in connection therewith (regardless of whether any such fees are paid to or shared in whole or in part with any lender). “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its

16 respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system. “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) any violation of any applicable Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed by or imposed on the Borrower or any Restricted Subsidiary with respect to any of the foregoing. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding, for the avoidance of doubt, Convertible Indebtedness prior to the conversion thereof into Equity Interests. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 4001 of ERISA or Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Loan Party or ERISA Affiliate from any Plan (including the cessation of operations that is treated as a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition upon any Loan Party or ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Section 4245 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) a determination that any Plan is in “at-risk” status, within the meaning of Section

17 430 of the Code or Section 303 of ERISA, or that a Multiemployer Plan is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; or (j) a Foreign Plan Event. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” has the meaning assigned to such term in Article VII. “Excess Cash Flow” means for any Excess Cash Flow Period of the Borrower, calculated on a consolidated basis with respect to the Borrower and its Restricted Subsidiaries, the excess, if any, of: (a) the sum, without duplication, of (i) Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Net Income, (iii) decreases in Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than Dispositions in the ordinary course of business), to the extent deducted in arriving at such Net Income, (v) cash gains in respect of Swap Agreement obligations during such period to the extent not included in arriving at Net Income and (vi) non-cash expense related to pension and other post-employment benefits to the extent deducted in arriving at Net Income, over (b) the sum, without duplication, of (i) the amount of all non-cash income included in arriving at such Net Income, (ii) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred to finance such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount or the proceeds of any issuance of Equity Interests of the Borrower), (iii) the aggregate amount of all voluntary prepayments of Funded Indebtedness (other than (A) the Loans (including buybacks of Loans by the Borrower and its Restricted Subsidiaries in accordance with Section 2.26) and Pari Passu Secured Indebtedness (including cash payments in respect of buybacks thereof pursuant to Dutch auctions) and (B) any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereof) of the Borrower and its Restricted Subsidiaries made during such fiscal year (excluding any such prepayments financed with the proceeds of any issuance of Equity Interests of the Borrower or the issuance of any Indebtedness (other than extensions of credit under any revolving credit or similar facility)), (iv) the aggregate amount of all regularly scheduled principal payments of Funded Indebtedness (including the Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of (x) any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and (y) voluntary prepayments of Funded Indebtedness), (v) increases in Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on non-ordinary course Dispositions of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than Dispositions in the ordinary course of business), to the extent included in arriving at such Net Income,

18 (vii) to the extent not otherwise deducted from Net Income, Taxes paid in cash during such fiscal year, (viii) to the extent not otherwise deducted from Net Income, Interest Expense and any cash payments in respect of premium, make-whole or penalty payments in respect of Indebtedness of the Borrower and its Restricted Subsidiaries for such year, (ix) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of cash consideration paid by the Borrower and its Restricted Subsidiaries during such fiscal year to make Acquisitions (including payments of earnout obligations) and other Investments permitted by Section 6.04 (excluding any such Acquisitions or other Investments (1) financed with the proceeds of any Reinvestment Deferred Amount, the Available Amount or the proceeds of any issuance of Equity Interests of the Borrower or the issuance of any Indebtedness or (2) that constitute intercompany investments), (x) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of cash consideration paid by the Borrower and its Restricted Subsidiaries during such fiscal year to make Restricted Payments permitted by Section 6.08 (excluding any such Restricted Payments (1) financed with the proceeds of any Reinvestment Deferred Amount, the Available Amount or the proceeds of any issuance of Equity Interests of the Borrower or the issuance of any Indebtedness or (2) that constitute intercompany transactions), (xi) cash charges included in calculating Net Income, (xii) without duplication of amounts deducted from Excess Cash Flow in prior periods and, at the option of the Borrower, the aggregate cash consideration (x) required to be paid by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or other Investments anticipated to be consummated that are permitted pursuant to Section 6.04 (other than any intercompany Investments) and (y) expected to be paid in connection with planned Capital Expenditures of the Borrower and its Restricted Subsidiaries (the “Planned Expenditures”), in each case during the period of four consecutive fiscal quarters of the Borrower following the end of the applicable fiscal year for which Excess Cash Flow is being calculated (except to the extent financed with the proceeds of Indebtedness, any Reinvestment Deferred Amount, the proceeds of any issuance of Equity Interests of the Borrower or utilizing the Available Amount); provided that to the extent the aggregate amount of cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (xiii) cash expenditures in respect of Swap Agreement obligations during such period to the extent not deducted in arriving at such Net Income, (xiv) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset (so long as any such amortization or expense in such future period is added back to Excess Cash Flow in such future period) (excluding the principal amount of Indebtedness incurred to finance such payment and any such payment financed with the proceeds of any Reinvestment Deferred Amount, the Available Amount or the proceeds of any issuance of Equity Interests of the Borrower), (xv) cash pension and other post-employment contributions or payments to the extent not deducted in arriving at such Net Income,

19 (xvi) to the extent not otherwise deducted from Net Income, out-of-pocket costs, fees and expenses paid to the Lead Arrangers, Administrative Agent or Lenders, and (xvii) to the extent not otherwise deducted from Net Income, out-of-pocket costs, fees and expenses related to Acquisitions and other Investments permitted by Section 6.04 (whether or not consummated), issuances of Equity Interests permitted hereunder, the incurrence or issuance of Indebtedness permitted by Section 6.01 and Dispositions permitted by Section 6.05. “Excess Cash Flow Application Date” has the meaning assigned to such term in Section 2.11(d)(iii) of this Agreement. “Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2027. “Excess Cash Flow Prepayment Amount” has the meaning assigned to such term in Section 2.11(d)(iii). “Excluded Assets” means (a) any lease (and in the case of a leasehold interest in real property, Fixtures thereon), license, contract, document, instrument or agreement to which any Loan Party is a party, to the extent that the creation of a Lien on such assets would, under the express terms of such lease, license, contract, document, instrument or agreement, result in a breach of the terms of, or constitute a default under, such lease, license, contract, document, instrument or agreement (other than to the extent that any such term (i) has been waived (without any obligation on the Loan Parties to obtain such waiver) or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law; provided that, immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”, (b) any Property that is subject to a purchase money Lien or a capital lease permitted under the Loan Documents if the agreement pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than the Borrower and/or its Affiliates which has not been obtained (without any obligation on the Loan Parties to obtain such consent) as a condition to the creation of any other Lien on such Property, (c) any leasehold interests in real property and improvements thereon, (d) any Excluded Real Property, (e) Equity Interests in any Person that is not both a Wholly-Owned Subsidiary and a direct Restricted Subsidiary of a Loan Party, (f) payroll accounts, trust accounts, employee benefit accounts and zero-balance disbursement accounts (that are not collection accounts), (g) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (h) any Property of Unrestricted Subsidiaries, (i) with respect to any Obligations any Equity Interests in (A) a direct or indirect CFC or a CFC Holding Company, except that Excluded Assets shall not include 65% of the outstanding voting Equity Interests and 100% of the non-voting Equity Interests of each such First Tier CFC or CFC Holding Company, provided, however, that no more than 65% of the voting Equity Interests of a First Tier CFC or CFC Holding Company, as applicable, in the aggregate, may be pledged to secure the Obligations or (B) a direct or indirect Domestic Subsidiary of a CFC; (j) any aircraft; (k) Accounts owed to any Loan Party by [*****] or its Affiliates (so long as such Accounts are subject to a Permitted Factoring Transaction); and (l) any other Property, to the extent the granting of a Lien therein is prohibited by any Requirement of Law (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law; provided that, immediately upon the ineffectiveness, lapse or

20 termination of any such prohibitions, such assets shall automatically cease to constitute “Excluded Assets”); provided further that (x) “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets) and (y) the foregoing exclusions shall not apply to any Property of the Borrower and its Domestic Subsidiaries on which a Lien has been granted to secure ABL Obligations. “Excluded Real Property” means (a) any fee-owned real property having a fair market value of $25,000,000 or less as of the Effective Date or, if acquired thereafter, as of the acquisition date and (b) any fee-owned real property located outside of the United States. “Excluded Subsidiary” means a Subsidiary that is either (A) a direct or indirect Domestic Subsidiary of a CFC or (B) a CFC Holding Company. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, being a resident for the purposes of or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing Loans” has the meaning assigned to such term in Section 2.22(f). “Extended Loans” has the meaning assigned to such term in Section 2.25(a). “Extending Lender” has the meaning assigned to such term in Section 2.25(c). “Extension” means the establishment of an Extension Series by amending a Commitment or Loan pursuant to Section 2.25 and the applicable Extension Amendment. “Extension Amendment” has the meaning assigned to such term in Section 2.25(d). “Extension Election” has the meaning assigned to such term in Section 2.25(c). “Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension. “Extension Request” has the meaning assigned to such term in Section 2.25(a). “Extension Series” has the meaning assigned to such term in Section 2.25(a).

21 “Existing Subordinated Notes” shall mean (i) the Borrower’s existing 3.375% Senior Subordinated Notes due 2031, (ii) the Borrower’s existing 3.875% Senior Subordinated Notes due 2028 and (iii) the Borrower’s existing 4.250% Senior Subordinated Notes due 2033. “Existing Tranche” has the meaning assigned to such term in Section 2.25(a). “Facility” means (a) the Initial Term Loan Commitments and the Initial Term Loans made thereunder or (b) any other given Class of Loans or Commitments, as the context may require. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower. “First Lien Intercreditor Agreement” means an intercreditor agreement with respect to any Liens on the Collateral that are intended to rank pari passu with the Liens securing the Obligations in a form reasonably satisfactory to the Administrative Agent (pursuant to Required Lenders Negative Consent) and the Borrower. “First Tier CFC” means each CFC with respect to which the Borrower, any Domestic Subsidiary and/or any CFC Holding Company described in clause (b) of the definition thereof, directly owns or Controls more than 50% of such CFC’s issued and outstanding Equity Interests. “Fixed Amounts” has the meaning assigned to such term in Section 1.04(e). “Fixed Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Cap”. “Fixtures” has the meaning assigned to such term in the Security Agreement. “Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert- Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or the Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Term SOFR Rate and the Daily Simple SOFR shall be 0%.

22 “Foreign Excess Cash Flow” has the meaning assigned to such term in Section 2.11(h). “Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. “Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Loan Party or any Subsidiary that is not subject to U.S. laws, with respect to employees employed outside the United States (other than any governmental arrangement). “Foreign Plan Event” means with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan; or (d) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is required to be funded, determined as of the end of the most recently ended fiscal year of the Loan Party or Subsidiary, as applicable, based on the actuarial assumptions used to fund the Foreign Plan, exceeds the current value of the assets of such Foreign Plan. “Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(h). “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary. “Funded Indebtedness” means, as of any date of determination, the sum, without duplication, of (a) all Indebtedness for borrowed money, whether current or long-term plus (b) the aggregate amount of unreimbursed letter of credit disbursements, all calculated for the Borrower and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis on such date. “GAAP” means generally accepted accounting principles in the U.S. “Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease Property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion

23 thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. “Guaranteed Obligations” has the meaning assigned to such term in Section 10.01. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, per- and polyfluoroalkyl substances and all other substances or wastes of any nature regulated under or for which liability or standards of care are imposed pursuant to any Environmental Law. “Immaterial Domestic Restricted Subsidiary” means any Domestic Restricted Subsidiary that is not a Material Restricted Subsidiary. “Incremental Amendment” has the meaning assigned to such term in Section 2.22(f). “Incremental Cap” means, at any date of determination, the sum of (a) an unlimited amount; provided that after giving pro forma effect to both (i) the making of Incremental Loans or any Incremental Equivalent Debt incurred at or prior to such time and in the case of any delayed draw term facility, assuming a full drawing of such delayed draw term facility (but excluding any amounts incurred substantially concurrently in reliance on clause (b) below) and (ii) any Specified Transactions consummated in connection therewith or substantially contemporaneously with the proceeds thereof (including (x) any repayment of Indebtedness, but without netting the cash proceeds of any borrowing under Incremental Loans or Incremental Equivalent Debt being incurred from the calculation of the Senior Secured Net Leverage Ratio, the Total Secured Net Leverage Ratio or the Total Net Leverage Ratio and (y) any re- classification of Indebtedness permitted hereunder), (1) if such Incremental Loans or Incremental Equivalent Debt ranks pari passu in right of security with the Obligations, the Senior Secured Net Leverage Ratio calculated on a pro forma basis does not exceed 2.75:1.00, (2) if such Incremental Loans or Incremental Equivalent Debt ranks junior in right of security with the Obligations, the Total Secured Net Leverage Ratio calculated on a pro forma basis does not exceed 3.25:1.00 or (3) if such Incremental Loans or Incremental Equivalent Debt is unsecured, the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 4.50:1.00 (the “Ratio-Based Incremental Amount”); plus (b) an amount equal to the greater of (x) $625,000,000 and (y) 100% of EBITDA for the most recently ended Test Period (the “Fixed Incremental Amount”); plus (c) all voluntary prepayments of Loans and any Incremental Equivalent Debt (including in the case of any Incremental Loan that effectively extends the Maturity Date with respect to any Class of Loans, an amount equal to the portion of the relevant Class of such Loans that will be replaced by such Incremental Loans), buybacks of Loans by the Borrower and its Restricted Subsidiaries in accordance with Section 2.26, permanent reductions of commitments in respect of any Incremental Loan or Incremental Equivalent Debt (in each case, (x) except to the extent funded with long-term Indebtedness (other than respect to the first parenthetical in this clause (c) set forth above) and (y) with respect to prepayments and permanent reductions of Indebtedness or commitments, to the extent such Indebtedness or commitments are secured on a pari passu basis with the Obligations) (the “Prepayment-Based Incremental Amount”). The Borrower shall, unless the Borrower elects otherwise, be deemed to incur Incremental Loans, Incremental Commitments and Incremental Equivalent Debt first under the Ratio-Based Incremental Amount (to the extent compliant therewith) prior to, and regardless of whether capacity exists under, the Fixed Incremental Amount or the Prepayment-Based Incremental Amount and second under the Prepayment-Based Incremental Amount prior to, and regardless of whether capacity exists under, the Fixed Incremental Amount. Incremental Loans, Incremental Commitments and Incremental Equivalent Debt may be incurred substantially concurrently under the Ratio-Based Incremental Amount (to the extent compliant therewith), the Prepayment-Based Incremental Amount and the Fixed Incremental Amount or any combination of any of the foregoing, and proceeds from any such incurrence may be utilized in a single

24 transaction or series of related transactions by, unless the Borrower elects otherwise, first, calculating the incurrence under the Ratio-Based Incremental Amount (without inclusion of any amounts incurred substantially concurrently pursuant to the Prepayment-Based Incremental Amount or the Fixed Incremental Amount) and then calculating the incurrence under the Prepayment-Based Incremental Amount (without inclusion of any amounts utilized pursuant to the Fixed Incremental Amount) and then calculating the incurrence under the Fixed Incremental Amount. The Administrative Agent and any Person providing any Incremental Loans, Incremental Commitments or Incremental Equivalent Debt may rely on the Borrower’s certification of the Incremental Cap amount (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Incremental Loans, Incremental Commitments or Incremental Equivalent Debt, as applicable. “Incremental Commitments” has the meaning assigned to such term in Section 2.22(a). “Incremental Equivalent Debt” has the meaning assigned to such term in Section 2.22(h). “Incremental Facility” means the Incremental Commitments and the Incremental Loans made thereunder, if any, it being understood that each Class shall be a separate Incremental Facility. “Incremental Facility Closing Date” has the meaning assigned to such term in Section 2.22(d). “Incremental Lenders” has the meaning assigned to such term in Section 2.22(c). “Incremental Loan” has the meaning assigned to such term in Section 2.22(b). “Incremental Loan Request” has the meaning assigned to such term in Section 2.22(a). “Incurrence Based Amounts” has the meaning assigned to such term in Section 1.04(e). “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding trade payables incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding (i) accrued expenses and trade payables incurred in the ordinary course of business, (ii) deferred compensation arrangements entered into in the ordinary course of business and (iii) earn-outs), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others (excluding Guarantees by the Borrower or its Restricted Subsidiaries of leases, sales agreements or supply agreements entered into by any Restricted Subsidiary), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out in a fixed amount, (l) all obligations of such Person under Sale and Leaseback Transactions and (m) all Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such

25 Indebtedness provide that such Person is not liable therefor. Indebtedness shall exclude all Trade Payable Financings. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made or required to be made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes. “Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b). “Information” has the meaning assigned to such term in Section 9.12. “Initial Term Lender” means, as of any date of determination, each Lender having an Initial Term Loan Commitment or that holds Initial Term Loans. “Initial Term Loan Commitments” means, with respect to each Lender, the amount set forth on opposite such Lender’s name under the heading “Initial Term Loan Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9 102(a)(70) of the UCC) contemplated hereby pursuant to which such Lender shall have assumed its Initial Term Loan Commitment, as applicable, and giving effect to any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Initial Term Loan Commitments on the Effective Date is $1,850,000,000. “Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01. “Insolvency Event” has the meaning assigned to such term in Article XI. “Intellectual Property” means Intellectual Property as defined in the Security Agreement. “Intercompany Indebtedness” has the meaning assigned to such term in Article XI. “Intercreditor Agreement” means the ABL Intercreditor Agreement, any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Permitted Factoring Intercreditor Agreement, as the context may require. “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08. “Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP). “Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each calendar quarter and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of the

26 Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date and (c) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date. “Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Term Benchmark Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Inventory” has the meaning assigned to such term in the Security Agreement. “Investment” has the meaning assigned to such term in Section 6.04. “IRS” means the United States Internal Revenue Service. “ISDA CDS Definitions” has the meaning assigned to such term in Section 9.04(f). “Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D and/or such other joinder form reasonably acceptable to the Administrative Agent and the Borrower. “JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, including its successors and affiliates. “Junior Lien Intercreditor Agreement” means an intercreditor agreement with respect to any Liens on the Collateral that are intended to rank junior to the Liens securing the Obligations in a form reasonably satisfactory to the Administrative Agent (pursuant to Required Lenders Negative Consent) and the Borrower. “LCT Election” has the meaning assigned to such term in Section 1.08. “LCT Test” has the meaning assigned to such term in Section 1.08. “Lead Arrangers” means, collectively, JPMCB, Wells Fargo Securities, LLC and Goldman Sachs Bank USA, in their capacities as joint lead arrangers and bookrunners for the credit facility evidenced by this Agreement. “Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 9.04, an Assignment and Assumption or other

27 documentation contemplated hereby, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or other documentation contemplated hereby. “Lender-Related Person” has the meaning assigned to it in Section 9.03(d). “Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, assignment by way of security or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Limited Condition Eligible Transaction” means any Permitted Acquisition or other permitted Investment by the Borrower or one or more of its Restricted Subsidiaries, including by way of merger, of any assets, business or Person permitted hereunder, that the Borrower or such Restricted Subsidiary is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable transaction agreement) and the consummation of which is not conditioned on the availability of, or on obtaining, third party financing. “Limited Condition Transaction” means a Limited Condition Eligible Transaction with respect to which the Borrower has made an LCT Election. “Loan Documents” means, collectively, this Agreement, each Joinder Agreement, any promissory notes issued pursuant to this Agreement, the Collateral Documents, any Intercreditor Agreement and all other agreements, instruments, documents and certificates executed and delivered by a Loan Party to, or in favor of, the Administrative Agent or any Lender pursuant to the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative. “Loan Guarantor” means each Loan Party (other than the Borrower). “Loan Guaranty” means Article X of this Agreement. “Loan Increase” has the meaning assigned to such term in Section 2.22(a). “Loan Parties” means, collectively, (a) the Borrower and (b) each Material Restricted Subsidiary that is a wholly-owned Domestic Restricted Subsidiary (other than an Excluded Subsidiary) or other Person organized under the laws of the U.S. that is or becomes a party hereto and to the Security Agreement on the Effective Date or pursuant to Section 5.11. “Loans” means the loans and advances made by the Lenders pursuant to this Agreement. “Material Acquisition” means any Permitted Acquisition that involves cash consideration (including assumption of debt) in excess of $25,000,000.

28 “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) a material portion of the Collateral or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on a material portion the Collateral (or the priority of such Liens), or (d) the material rights or remedies of the Administrative Agent, or the Lenders under the Loan Documents. “Material Disposition” means any asset Disposition by the Borrower or any Restricted Subsidiary that yields gross cash consideration (including assumption of debt) in excess of $25,000,000. “Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Material Intellectual Property” means any Intellectual Property which is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, as determined by the Borrower in good faith. “Material Restricted Subsidiary” means each Restricted Subsidiary that (a) as of the most recent fiscal quarter of the Borrower, for the most recently ended Test Period, (i) contributed greater than ten percent (10%) of EBITDA for such period or (ii) contributed greater than five percent (5%) of Total Assets as of such date and/or (b) is a guarantor of any ABL Obligations or Existing Subordinated Notes. “Maturity Date” means (a) with respect to the Initial Term Facility, July 1, 2033, (b) with respect to any Class of Extended Loans or Extended Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (c) with respect to any Refinancing Loans or Refinancing Commitments, the final maturity date as specified in the applicable Refinancing Amendment, and (d) with respect to any Incremental Loans or Incremental Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day. “Maximum Rate” has the meaning assigned to such term in Section 9.17. “Moody’s” means Moody’s Investors Service, Inc. “Mortgage” means each mortgage, deed of trust or other agreement (which may be in the form of an assignment of an existing lien instrument and the debt secured thereby if same could achieve a savings of applicable mortgage, recoding or intangible tax or fee in the subject jurisdiction, and Administrative Agent shall reasonably cooperate with such assignment), which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties in form and substance reasonably acceptable to, the Administrative Agent, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto. “Mortgaged Property” means any real property that is the subject of a Mortgage pursuant to Section 5.11(f) or Section 5.14.

29 “Mortgage Instruments” means such (i) to the extent available in the subject jurisdiction, ALTA title insurance policies (with customary endorsements reasonably requested by the Administrative Agent, with the insured amount not to exceed the fair market value (as determined in good faith by Borrower), or such lesser amount reasonably acceptable to the Administrative Agent), issued by a title company selected by the Borrower together with a zoning report or letter in form and substance reasonably acceptable to the Administrative Agent, (ii) evidence of property insurance (which shall be satisfied by delivery of a certificate of insurance and endorsement naming the Administrative Agent as lender’s loss payee and mortgagee), (iii) if (but only to the extent) required by applicable law, flood insurance (and the Administrative Agent may obtain flood certifications), (iv) to the extent reasonably requested by the Administrative Agent, opinions of counsel to the Loan Party granting the Mortgage on the applicable real property regarding customary matters related to Mortgages, (v) ALTA surveys or, at the Borrower’s election, such other surveys as are acceptable to the applicable title insurance company (with the parties agreeing that ZipMaps and updates to existing surveys and no change affidavits are acceptable), but in each case, limited to the extent that the same is required for the title insurance company to remove the standard survey exception and issue the customary survey related endorsements (if available in the applicable jurisdiction), (vi) to the extent existing in the Loan Parties’ files, material environmental assessments and reports and (vii) to the extent required by applicable law in connection with the recording of the Mortgage or to the extent required by the title company issuing the title insurance policy (and provided that any of the following may be satisfied by providing of same from the prior owner/seller of the subject property or other third party, if applicable provided such affidavits and declarations are acceptable to the title company to issue the title insurance policies), mortgage tax affidavits, owners affidavits and declarations; all of the foregoing being in commercially reasonable form reasonably acceptable to the Administrative Agent from time to time. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to ERISA to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability. “Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded (i) any income (or loss) of any Person other than the Borrower or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Borrower or any Restricted Subsidiary of the Borrower by such Person and (ii) non-cash effects of purchase accounting adjustments in relation to any Permitted Acquisition (for the avoidance of doubt, including the RUCKUS Acquisition) or Investment. “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of- pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than the Loans or loans made under the ABL Documents) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such

30 event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer). “Net Short Lender” has the meaning assigned to such term in Section 9.04(f). “Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e). “Notice Address” has the meaning assigned to such term in the definition of Disqualified Institutions. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement. “Obligated Party” has the meaning assigned to such term in Section 10.02. “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Loan Parties to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, whether by contract, operation of law or otherwise, in each case arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or any Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

31 “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023 as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in U.S. Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Paid in Full” or “Payment in Full” means, (a) the payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon, (b) the payment in full in cash of the accrued and unpaid fees under the Loan Documents, including any applicable prepayment fee, (c) the payment in full in cash of all reimbursable expenses and other Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon and (d) the termination of all Commitments. “Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Pari Passu Secured Indebtedness” means Incremental Equivalent Debt (and any Refinanace Indebtedness in respect thereof) that is secured by Liens on the Collateral that are pari passu to the Liens on Collateral securing the Initial Term Loans. “Participant” has the meaning assigned to such term in Section 9.04(c). “Participant Register” has the meaning assigned to such term in Section 9.04(c). “Payment” has the meaning assigned to it in Section 8.06(d). “Payment Block” has the meaning assigned to such term in Section 2.11(h). “Payment Notice” has the meaning assigned to it in Section 8.06(d). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Acquisition” means any Acquisition by any Loan Party or Restricted Subsidiary in a transaction that satisfies each of the following requirements: (a) such Person or division or line of business is engaged in the same or a similar line of business as the Borrower or any of its Restricted Subsidiaries or any business activities reasonably related or ancillary thereto or an extension thereof; (b) no Event of Default exists at the time of such Acquisition or would result therefrom (subject to Section 1.08); (c) if such Acquisition involves a merger, amalgamation or a consolidation involving the Borrower or any other Loan Party, the Borrower or a Loan Party, as applicable, shall be the surviving entity or, in the case of a Loan Party other than the Borrower, shall become a Loan Party, all in compliance with Section 6.03; and

32 (d) the Borrower shall have delivered to the Administrative Agent final executed material documentation relating to such Acquisition promptly after request therefor by the Administrative Agent. “Permitted Convertible Hedge Transactions” means hedge or capped call options purchased by the Borrower on its common stock from one or more institutions selected by the Borrower to hedge the Loan Parties’ payment and/or delivery obligations due upon conversion of any Convertible Indebtedness, so long as the purchase price for such Permitted Convertible Hedge Transaction, less any associated warrant proceeds, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Convertible Hedge Transaction. “Permitted Encumbrances” means: (a) Liens imposed by law for Taxes, assessments, charges or other governmental levies that are not yet due or payable or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or are being contested in compliance with Section 5.04); (b) Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s and supplier’s (including sellers of goods), landlords’, repairmen’s or other Liens imposed by law or pursuant to customary reservations or retentions of title or other contract provisions (other than for payment of Indebtedness) arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business; with respect to Subsidiaries incorporated in Germany this shall include security created or subsisting in order to comply with the requirements of Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) and of Section 7e of the German Social Security Code IV (Sozialgesetzbuch IV); (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, contractual or warranty requirements, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens arising out of judgments, decrees and attachments not resulting in an Event of Default; (f) easements (including reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, reservations, encroachments, variations, restrictions on the use of real property, any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority, minor defects or irregularities in title, lessor’s liens and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected real property or materially interfere with the ordinary conduct of business by the Borrower or any Restricted Subsidiary; (g) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Borrower or any Restricted Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased; (h) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

33 (i) Liens evidenced by precautionary UCC financing statements in respect of operating leases; (j) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary; (k) Liens in favor of any issuing bank, swingline lender or the ABL Agent to cash collateralize or otherwise secure the obligations of a defaulting lender as required under the ABL Credit Agreement; and (l) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the Property which secured the Lien so extended, renewed or replaced (plus improvements, accessions and attachments on such Property); provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clauses (d), (e) and (j) above. “Permitted Factoring Transaction” means (a) a sale on a non-recourse basis (subject to customary warranties and other exceptions) by the Borrower and its Restricted Subsidiaries of accounts receivable owed by [*****] and its Affiliates to [*****] and [*****] (or Affiliates thereof or any replacement provider of such program to [*****]) and (b) other similar supply chain finance and factoring arrangements; provided, that (i) the aggregate face amount of accounts receivable and notes receivable subject to all such sales by any Loan Party pursuant to the preceding clauses (a) and (b) does not exceed $15,000,000 during any fiscal year and (ii) the aggregate face amount of accounts receivable and notes receivable subject to all such sales by any Restricted Subsidiary of the Borrower that is not a Loan Party pursuant to the preceding clauses (a) and (b) does not exceed $25,000,000 during any fiscal year. “Permitted Factoring Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent among the Administrative Agent, the applicable Loan Parties and one or more representatives of the financing parties (whether characterized as purchaser, lender or otherwise) of accounts receivable under a Permitted Factoring Transaction. “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

34 (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; (f) in the case of any Foreign Restricted Subsidiary, other investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Restricted Subsidiary for cash management purposes; and (g) other investments from time to time approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. “Permitted Reorganization” has the meaning assigned to such term in Section 6.04(t). “Person” means any natural person, firm, consortium, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, unlimited liability company, partnership, Governmental Authority or other entity (whether or not having separate legal personality). “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be a “contributing sponsor” thereof). “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Planned Expenditures” has the meaning assigned to such term in the definition of Excess Cash Flow. “Prepayment Event” means: (a) any sale, transfer or other Disposition of any Property of any Loan Party or Restricted Subsidiary pursuant to Section 6.05(m), (n) or (r) (other than any Property that constitutes ABL Priority Collateral (including all Property of the type constituting ABL Priority Collateral held by Foreign Restricted Subsidiaries) to the extent the ABL Credit Agreement requires that the proceeds thereof be applied to prepay the ABL Obligations); or (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Loan Party or Restricted Subsidiary (other than any Property that constitutes ABL Priority Collateral (including all Property of the type constituting ABL Priority Collateral held by Foreign Restricted Subsidiaries)). “Prepayment Event Percentage” means 100%; provided that the Prepayment Event Percentage shall be reduced to (a) 50% if the Senior Secured Net Leverage Ratio is less than or equal to 2.50:1.00 and (b) 0% if the Senior Secured Net Leverage Ratio is less than or equal to 2.00:1.00, in each case, of the Borrower and its Restricted Subsidiaries.

35 “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent) Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction. “Pro Forma Basis”, “pro forma basis” or “pro forma effect” has the meaning in Section 1.04. “Property” means any interest in any kind of asset or property, whether real, personal or mixed, or tangible or intangible (including Equity Interests). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Purchasing Borrower Party” means any of the Borrower or any other Loan Party. “Recipient” means (a) the Administrative Agent or (b) any Lender, or any of the foregoing or any combination thereof (as the context requires). “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four (4) U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion. “Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(i). “Refinanced Debt” has the meaning assigned to such term in Section 2.24(a). “Refinancing Amendment” has the meaning assigned to such term in Section 2.24(f). “Refinancing Commitments” has the meaning assigned to such term in Section 2.24(a). “Refinancing Facility Closing Date” has the meaning assigned to such term in Section 2.24(d). “Refinancing Lenders” has the meaning assigned to such term in Section 2.24(c). “Refinancing Loan” has the meaning assigned to such term in Section 2.24(b). “Refinancing Loan Request” has the meaning assigned to such term in Section 2.24(a). “Register” has the meaning assigned to such term in Section 9.04. “Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the

36 Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction. “Reinvestment Deferred Amount” means, with respect to any Prepayment Event, the aggregate Net Proceeds actually received by any Loan Party or its Restricted Subsidiaries in connection therewith that are not applied to prepay the Loans pursuant to Section 2.11(d) as a result of the Borrower’s determination to reinvest such Net Proceeds in assets used or useful in the business of the Borrower or any of its Restricted Subsidiaries or use such Net Proceeds to repair or replace assets of the Borrower or any of its Restricted Subsidiaries that have been damaged or destroyed. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates. “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment. “Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto. “Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Term SOFR Rate and (b) with respect to any RFR Borrowing, the Daily Simple SOFR. “Rejection Notice” has the meaning assigned to such term in Section 2.11(g). “Repricing Transaction” means each of (in each case, as applicable) (a) the optional prepayment (or mandatory prepayment pursuant to Section 2.11(d)(iv) or 9.02(e)), repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans substantially concurrently with the incurrence by any Loan Party of any broadly syndicated Dollar denominated term “B” loans secured on a pari passu basis with the Initial Term Loans having an Effective Yield that is less than the Effective Yield applicable to the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the Effective Yield applicable to the Initial Term Loans; provided that the primary purpose (as determined by the Borrower in good faith) of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the Effective Yield applicable to the Initial Term Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change in Control, Material Acquisition or other similar material Investment, Material Disposition or Transformative Transaction constitute a Repricing Transaction. Any determination by the Administrative Agent of the Effective Yield for purposes of the definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct as determined in a final non-appealable decision of a court of competent jurisdiction.

37 “Required Lenders” means, subject to Section 2.20, Lenders having Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the total Credit Exposure and Unfunded Commitments at such time. “Required Lenders Negative Consent” means, with respect to any instrument, agreement, term or condition provided for in this Agreement or any other Loan Document, that such instrument, agreement, term or condition has been presented to the Lenders by the Administrative Agent and the same has not been objected to in writing by the Required Lenders within five (5) Business Days following the Administrative Agent’s delivery of notice thereof. Following such five (5) Business Days period without objection by the Required Lenders, the Administrative Agent and the applicable Loan Parties shall be permitted to enter into, execute and deliver such instrument or agreement, and/or such term or condition shall be deemed satisfied, in each case under this Agreement and the other Loan Documents. “Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws, constitutional documents, articles of association, memorandum of association or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws and Anti-Corruption Laws), in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority. “Responsible Officer” means a Financial Officer or other authorized officer of the Borrower. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, Acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary. Notwithstanding the foregoing, Restricted Payments shall not include (i) the conversion by holders of, and any payment or delivery (including without limitation on account of any principal or premium owing on, or any interest due) with respect to, any Convertible Indebtedness, in each case, in accordance with the terms of the indenture or other instrument governing such Convertible Indebtedness; provided that for purposes of this exception, any payment of cash in respect of the conversion consideration to a holder does not exceed the principal amount of the Convertible Indebtedness and premium and accrued interest thereon (it being understood that other cash payments made in respect of such conversion consideration shall be treated as a Restricted Payment subject to the terms of Section 6.08(a)), and (ii) any required payment (including, without limitation, premium payments), whether in cash, securities or other Property, with respect to, or as a result of any exercise and settlement or early unwind of, any Permitted Convertible Hedge Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Convertible Hedge Transaction or such early unwind. “Restricted Subsidiaries” means all Subsidiaries of the Borrower other than the Unrestricted Subsidiaries. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.

38 “RUCKUS Acquisition” means the acquisition of the Acquired Business pursuant to the Acquisition Agreement. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. “Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, His Majesty’s Treasury of the United Kingdom, the government of Canada or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person majority owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions” means all economic or financial sanctions or trade sanctions and embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom, the government of Canada and any Governmental Authority thereof or other relevant sanctions authority. “SEC” means the Securities and Exchange Commission of the U.S. “Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and assigns of each of the foregoing. “Securities Account” has the meaning assigned to such term in the Security Agreement. “Securities Account Control Agreement” has the meaning assigned to such term in the Security Agreement. “Security Agreement” means that certain Term Loan Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Secured Parties. “Senior Secured Indebtedness” means, with respect to the Borrower and its Restricted Subsidiaries as of any date of determination, all Funded Indebtedness of the Borrower and its Restricted Subsidiaries that, as of such date, is secured by first priority Liens on Property of the Borrower and its Restricted Subsidiaries (including for avoidance of doubt Funded Indebtedness in respect of the ABL Credit Agreement). “Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Secured Indebtedness on such date minus Unrestricted Cash on such date to (b) EBITDA for the most recently ended Test Period. The Senior Secured Net Leverage Ratio will be determined on a Pro Forma Basis.

39 “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Solvency Certificate” means a certificate substantially in the form attached hereto as Exhibit B. “Solvent” means, as of any date of determination, in reference to the Borrower and its Restricted Subsidiaries taken as a whole, (i) the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or unliquidated; (ii) the present fair saleable value of the Property of the Borrower and its Restricted Subsidiaries taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or unliquidated, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Restricted Subsidiaries taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or unliquidated, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Restricted Subsidiaries taken as a whole does not have unreasonably small capital with which to conduct the business. “Specified Acquisition Agreement Representations” means the representations and warranties made by the Acquired Business and/or Seller (as defined in the Acquisition Agreement as in effect on April 29, 2026) or its subsidiaries or affiliates with respect to the Acquired Business, its subsidiaries or its business in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its affiliates has the right to terminate its or their respective obligations under the Acquisition Agreement or otherwise decline to close the RUCKUS Acquisition, as a result of a breach of any such representations or any such representations not being accurate (in each case, determined without regard to any notice requirement). “specified currency” has the meaning assigned to such term in Section 2.23. “Specified Representations” means each of the representations made by the Borrower in Sections 3.01 (insofar as it relates to the Loan Parties’ existence and good standing in their respective jurisdictions of organization), 3.02, 3.03(b) (insofar as it relates to any conflict or consent required under the Loan Parties’ organizational documents), 3.08, 3.13(a), 3.16 (subject to the proviso at the end of Section 4.01), 3.18 and 3.19 (insofar as it relates to any violation of OFAC or Anti-Corruption Laws). “Specified Event of Default” means any Event of Default described in clause (a), (b), (h), (i) or (j) of Article VII. “Specified Transactions” means (a) any Material Disposition, (b) any Material Acquisition, (c) any Investment that results in a Person becoming a Restricted Subsidiary, (d) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary and (e) any Investment in, Acquisition of or

40 Disposition of assets constituting a business unit, a line of business or division of, or all or substantially all of the assets of, another Person. “Subordinated Indebtedness” of a Person means any Indebtedness of such Person (including, without limitation, subordinated Convertible Indebtedness) the payment of which is subordinated to payment of the Obligations. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, unlimited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary” means any direct or indirect subsidiary of the Borrower or a Loan Party, as applicable. “Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator

41 and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Test Period” means, as of any date, the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)). “Threshold Amount” means an amount equal to the greater of (i) [*****] and (ii) [*****] of EBITDA for the most recently ended Test Period. “Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date (determined as of the last day of the most recently ended Test Period). “Total Net Leverage Ratio” means, on any date of determination, the ratio of (a) the aggregate principal amount of Funded Indebtedness on such date minus Unrestricted Cash on such date to (b) EBITDA for most recently ended Test Period. The Total Net Leverage Ratio will be determined on a Pro Forma Basis. “Total Secured Indebtedness” means, with respect to the Borrower and its Restricted Subsidiaries as of any date of determination, all Funded Indebtedness of the Borrower and its Restricted Subsidiaries that, as of such date, is secured by Liens on Property of the Borrower and its Restricted Subsidiaries. “Total Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Secured Indebtedness on such date minus Unrestricted Cash on such date to (b) EBITDA for the most recently ended Test Period. The Total Secured Net Leverage Ratio will be determined on a Pro Forma Basis. “Trade Date” has the meaning assigned to such term in Section 9.04(e). “Trade Payable Financing” means any unsecured financing arrangement of the Borrower or any of its Restricted Subsidiaries which involves the payment by any third party financing provider of the Borrower’s or any of its Restricted Subsidiaries’ accounts payables (whether by purchase or otherwise) at a discount prior to the due date of such trade payables if the Borrower or its Restricted Subsidiaries, as applicable, remain liable to such third party financing source to pay the amount of such accounts payable in full on the initial due date thereof; provided that the Borrower or the applicable Restricted Subsidiary shall have repaid any amounts owed such third party financing provider within 210 days of the date such provider made such payment. “Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, (b) the consummation of the RUCKUS Acquisition and (c) the payment of fees, commissions and expenses in connection with each of the foregoing.

42 “Transformative Transaction” means any merger, Acquisition, Investment, dissolution, liquidation, consolidation or Disposition that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation (as determined by the Borrower acting in good faith). “Trademark” has the meaning assigned to such term in the Security Agreement. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the Alternate Base Rate or the Daily Simple SOFR. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. “U.K. Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unfunded Commitment” means, with respect to each Lender, its unutilized Commitments at such time. “Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (i) any obligation (including any guarantee) that is contingent in nature at such time; or (ii) an obligation to provide collateral to secure the foregoing. “Unrestricted Cash” means, as of any date of determination, the aggregate amount of unrestricted cash and Permitted Investments owned by the Borrower or its Restricted Subsidiaries and not controlled by or subject to any Lien in favor of any creditor (other than (a) Liens created under the Collateral Documents, the ABL Collateral Documents and the security documents governing other indebtedness permitted to be incurred and secured on a pari passu or junior basis by the Collateral pursuant to this Agreement and (b) customary rights of setoff and similar items related to the account where such funds are located). “Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as such in writing in accordance with Section 5.11(d); it being understood and agreed that (i) the term “Unrestricted Subsidiary” shall include all Subsidiaries of any such designated Subsidiary and (ii) any Unrestricted Subsidiary may subsequently be designated by the Borrower as a Restricted Subsidiary subject to the terms of Section 5.11(d).

43 “U.S.” means the United States of America. “U.S. Dollars”, “Dollars” or “$” refers to lawful money of the U.S. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3). “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation. “Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, all of the Equity Interests of which are owned by such Person or another Wholly-Owned Subsidiary of such Person. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” means any Loan Party and the Administrative Agent. “Working Capital” means at any date, the excess of Current Assets on such date over Current Liabilities on such date. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the U.K., any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”) or by Type (e.g., a “Term

44 Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Initial Term Loan” or an “RFR Initial Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Initial Term Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Initial Term Borrowing” or an “RFR Borrowing”). SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. SECTION 1.04. Accounting Terms; GAAP; Pro Forma Effect; Leverage Ratios. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and the Borrower, the Administrative Agent and the Required Lenders agree to negotiate such modification in good faith as soon as practical as reasonably requested by the Borrower or the Administrative Agent in order to preserve the original intent of such provision in light of such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible

45 debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. (b) Any reference herein or in any Loan Document to a fiscal quarter of the Borrower and its Subsidiaries ending on March 31, June 30 or September 30 shall be deemed to mean the fiscal quarter ending on or about such date. (c) All pro forma computations required or permitted to be made hereunder shall give effect to any Acquisition or Disposition, issuance, incurrence or assumption of Indebtedness, or other Specified Transaction (including the RUCKUS Acquisition) by giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such Acquisition or Disposition, issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the most recently ended Test Period, and, to the extent applicable, to the historical earnings and cash flows associated with the assets or Person acquired or disposed of and any related incurrence or reduction of Indebtedness permitted. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). (d) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio, the Total Secured Net Leverage Ratio, the Senior Secured Net Leverage Ratio and compliance with covenants determined by reference to EBITDA (including any component definitions thereof) or Total Assets, shall be calculated on a pro forma basis in the manner prescribed by this Section 1.04 (including with respect to calculations based on the most recently ended Test Period); provided that notwithstanding anything to the contrary in this Section 1.04, (A) when calculating any such ratio or test for purposes of the definition of “ECF Percentage”, the events described in this Section 1.04 that occurred subsequent to the end of the applicable period shall not be given pro forma effect, and (B) when calculating any such ratio or test for purposes of the incurrence of Incremental Loans or Incremental Equivalent Debt, (i) cash and Permitted Investments resulting directly from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test and (ii) all concurrently incurred Incremental Commitments shall be deemed to be fully drawn. (e) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that does not require compliance with a financial ratio or test (any such amounts, including baskets determined by reference to EBITDA, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that, for purposes of this Agreement, the Fixed Amounts under such section (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence. (f) If any delayed draw term loan Indebtedness is incurred in reliance on a provision of any Loan Document that requires compliance with the Senior Secured Net Leverage Ratio, the Total Secured Net Leverage Ratio or the Total Net Leverage Ratio incurrence test, such applicable leverage ratio shall be calculated assuming the full amount of such Indebtedness has been drawn on the date of testing thereof,

46 and with respect to any subsequent calculation of the Senior Secured Net Leverage Ratio, the Total Secured Net Leverage Ratio or the Total Net Leverage Ratio for purposes of incurrence of any other Indebtedness, such delayed draw term loan Indebtedness shall be deemed drawn until the earlier of (i) the full drawing thereof and (ii) the date of termination of any remaining unused commitments in respect thereof. SECTION 1.05. Status of Obligations; Cashless Rollovers. (a) The Obligations are hereby designated as “senior debt” and as “designated senior debt” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Refinancing Loans, Extended Loans, other loans hereunder or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by the Borrower, the Administrative Agent and such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in dollars”, “in immediately available funds”, “in cash” or any other similar requirement. SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws) (each, a “Division”): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person (a “Division Successor”), then it shall be deemed to have been transferred from the original Person to the Division Successor, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. SECTION 1.07. Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity),

47 for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 1.08. Limited Condition Transaction Provisions. Notwithstanding any other provision of this Agreement to the contrary, for purposes of (a) determining compliance with any provision hereof that requires the calculation of a financial ratio or test (including the Total Net Leverage Ratio, Total Secured Net Leverage Ratio and Senior Secured Net Leverage Ratio), (b) determining the absence of Defaults or Events of Default or (c) testing availability under baskets set forth herein for Indebtedness (excluding, for the avoidance of doubt, Indebtedness incurred under the Loan Documents), Liens, Investments, Restricted Payments, restricted debt payments or Dispositions, in each case in connection with the permissibility of a Limited Condition Eligible Transaction or any incurrence of Indebtedness in connection therewith, at the Borrower’s option (the Borrower’s election to exercise such option in connection with any Limited Condition Eligible Transaction, an “LCT Election”), such ratios, baskets and other amounts shall be determined or such Default or Event of Default blocker (except to the extent of any Specified Event of Default, which shall be tested as of the date such Limited Condition Transaction is consummated) shall be tested, at the Borrower’s election, (i) as of the date the definitive agreements for such Limited Condition Transaction are entered into or (ii) as of the date such Limited Condition Transaction is consummated (such testing date, the “LCT Test Date”) and calculated as if the Limited Condition Transaction and other pro forma events in connection therewith (including any incurrence or repayment of Indebtedness) were consummated on such date. For the avoidance of doubt, if the Borrower makes an LCT Election and any of the ratios, baskets or other amounts for which compliance was determined or tested as of the LCT Test Date are exceeded, or any Default or Event of Default blocker would apply, as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Eligible Transaction) or as a result of the occurrence of any Default or Event of Default or other event, in each case at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations, and (solely for purposes of such Default or Event of Default blocker) such Default or Event of Default shall be deemed not to have occurred. If the Borrower makes an LCT Election, in connection with the calculation of any ratio or any basket with respect to the incurrence of any Indebtedness, Liens, Investments, Restricted Payments, restricted debt payments or Dispositions on or following such date and prior to the earlier of the date on which such Limited Condition Eligible Transaction is consummated or the definitive agreement for such Limited Condition Eligible Transaction is terminated, any such ratio shall be calculated on a pro forma basis assuming such Limited Condition Eligible Transaction and other pro forma events in connection therewith (including any incurrence or repayment of Indebtedness) have been consummated. ARTICLE II The Credits SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Initial Term Lender severally agrees to make an Initial Term Loan in U.S. Dollars to the Borrower on the Effective Date in an amount equal to such Initial Term Lender’s Initial Term Loan Commitment and (b) in any Incremental Amendment or Refinancing Amendment providing for, as applicable, the making, exchange, renewal, replacement or refinancing of Loans, each Lender party thereto severally agrees to make a Loan of the applicable Class to the Borrower on the date specified therein in an aggregate amount not to exceed the amount of such Lender’s Commitment of such Class as set forth therein. Amounts repaid or prepaid in respect of Loans may not be reborrowed. SECTION 2.02. Loans and Borrowings.

48 (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.14, (i) each Borrowing made to the Borrower shall be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that, there shall not be more than a total of fifteen (15) Term Benchmark Borrowings or RFR Borrowings collectively outstanding at any time. (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall submit a Borrowing Request to the Administrative Agent through an Electronic System or the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent (or in writing if no such arrangements exist), (a) in the case of a Term Benchmark Borrowing , not later than 10:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing, not later than 10:00 a.m., New York City time, five (5) U.S. Government Securities Business Days before the date of the proposed Borrower or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, other than in the case of telephonic notices, shall be signed by a Responsible Officer of the Borrower; provided that, each such electronic Borrowing Request submitted through the Approved Borrower Portal, if permitted, is not required to be signed but shall be submitted by a Responsible Officer of the Borrower or its duly appointed designee to the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of the requested Borrowing; (ii) the date of such Borrowing, which shall be a Business Day; (iii) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; (iv) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

49 If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.03, prior to a Benchmark Transition Event and Benchmark Replacement Date, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Section 2.14(a) and 2.14(f)). SECTION 2.04. [Reserved]. SECTION 2.05. [Reserved]. SECTION 2.06. [Reserved]. SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or Chicago and designated by the Borrower in the applicable Borrowing Request. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type as permitted by this Agreement or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such

50 portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section, the Borrower shall submit an Interest Election Request to the Administrative Agent through Electronic System or the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent (or in writing if no such arrangements exist), by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower; provided that, each such electronic Interest Election Request submitted through the Approved Borrower Portal, if permitted, is not required to be signed but shall be submitted by a Responsible Officer of the Borrower or its duly appointed designee to the Administrative Agent. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(c) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing. (c) Each Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02: (i) the principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and (iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.08(c) prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in 2.14(a) and 2.14(f), as applicable). (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be deemed to have an Interest Period that is one month.

51 Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing: (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing; and (ii) unless repaid, (A) each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing shall be converted to an ABR Borrowing on the last day of the calendar month. SECTION 2.09. Termination of Commitments. The Initial Term Commitments shall terminate in full on the Borrowing of the Initial Term Loans on the Effective Date. SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a) The Borrower shall repay the Initial Term Loans on the last day of each March, June, September and December, beginning with December 31, 2026 and ending with the last such day to occur prior to the Maturity Date, in an aggregate principal amount for each such date (as such amount shall be adjusted pursuant to Section 2.18(c) hereof) equal to the aggregate principal amount of the Initial Term Loans outstanding on the Effective Date multiplied by 0.25%. To the extent not previously repaid, all unpaid Loans of any Class shall be paid in full by the Borrower on the Maturity Date applicable thereto. (b) The amount of any then remaining scheduled payment set forth in clause (a) above shall be adjusted to account for the addition of any Incremental Loans, Extended Loans or Refinancing Loans into the Class of Initial Term Loans by multiplying each such remaining scheduled payment by a fraction, the numerator of which is the aggregate principal amount of Initial Term Loans outstanding immediately after such transaction and the denominator of which is the aggregate principal amount of Initial Term Loans outstanding immediately prior to such transaction. (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (e) The Register and corresponding entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (f) Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the Lender or its registered assigns and in a form approved by the Administrative

52 Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee or its registered assigns. SECTION 2.11. Prepayment of Loans. (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the payment of any accrued interest to the extent required by Section 2.13 and, if applicable, the payment of any amounts due and payable in accordance with Section 2.11(c) and any break funding expenses under Section 2.16, but otherwise without premium or penalty. (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment under clause (a) above (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 10:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing, not later than 10:00 a.m., New York City time, five (5) U.S. Government Securities Business Days before the date of prepayment or (iii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each voluntary prepayment shall be applied ratably to the applicable Class of the Loans included in the prepaid Borrowing in such order of application as directed by the Borrower, and each mandatory prepayment of a Borrowing shall be applied in accordance with Section 2.11(f). (c) In the event that the Borrower (x) makes any prepayment of Initial Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to Initial Term Loans, in each case prior to the six (6) month anniversary of the Effective Date, the Borrower shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (x), the amount of the Initial Term Loans being prepaid or (B) in the case of clause (y), the aggregate amount of the applicable Initial Term Loans outstanding immediately prior to (and subject to) such amendment, in each case to the Administrative Agent, for the ratable account of each of the Initial Term Lenders. (d) Mandatory Prepayments. (i) If any Indebtedness shall be incurred by any Loan Party or any of its Restricted Subsidiaries (excluding any Indebtedness permitted in accordance with Section 6.01), an amount equal to 100% of the Net Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Loans as set forth in Section 2.11(f). (ii) Subject to the ABL Intercreditor Agreement, if on any date any Loan Party or any of its Restricted Subsidiaries shall receive Net Proceeds from any Prepayment Event in excess of (x) the

53 greater of (A) $65,000,000 and (B) 10% of EBITDA for the most recently ended Test Period in the aggregate for all such transactions and (y) $20,000,000 for a single transaction or series of related transactions, the applicable Prepayment Event Percentage of such Net Proceeds exceeding such amount (and only such excess amount) shall be applied toward the prepayment of Loans within five (5) Business Days after such date as set forth in Section 2.11(f); provided, that, notwithstanding the foregoing, the Borrower may reinvest such Net Proceeds in assets used in or useful to the business of the Borrower or any of its Restricted Subsidiaries or use such Net Proceeds to repair or replace assets of the Borrower or any of its Restricted Subsidiaries that have been damaged or destroyed, in each case, within (i) 12 months following the receipt of such Net Proceeds or (ii) 18 months following the receipt of such Net Proceeds in the event that any Loan Party or any of its Restricted Subsidiaries shall have entered into a binding commitment within 12 months following the receipt of such Net Proceeds to reinvest such Net Proceeds in assets used or useful in the business of the Borrower or any of its Restricted Subsidiaries or use such Net Proceeds to repair or replace assets of the Borrower or any of its Restricted Subsidiaries that have been damaged or destroyed (it being understood that if any portion of such Net Proceeds are no longer intended to be reinvested or are not reinvested within such 12- or 18-month period, as applicable, such Net Proceeds shall be applied on the fifth (5) Business Day after the Borrower reasonably determines that such Net Proceeds are no longer intended to be or are not reinvested within such 12- or 18-month period, as applicable, toward the prepayment of the Loans as set forth in Section 2.11(f) (it being understood and agreed that pending the reinvestment of such Net Proceeds, such Net Proceeds shall be held by the Borrower or its applicable Restricted Subsidiary and available for use for any purpose not expressly prohibited by this Agreement, and for general working capital purposes)); provided further that, notwithstanding the foregoing, such Net Proceeds may be applied towards the prepayment or purchase of Pari Passu Secured Indebtedness to the extent that the documentation governing such Indebtedness requires such a prepayment or purchase with Net Proceeds from any Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Loans and all such other Indebtedness (provided that, in the event that the Borrower or its applicable Restricted Subsidiary makes an offer to the holders of such Pari Passu Secured Indebtedness to prepay or purchase such Pari Passu Secured Indebtedness in an amount permitted under this Section 2.11(d)(ii), to the extent that such offer is declined by holders of such Pari Passu Secured Indebtedness and the Borrower has not reinvested such Net Proceeds as contemplated by this Section 2.11(d)(ii), the Borrower shall be required to prepay Loans in an amount equal to such declined amount as if such declined amount were Net Proceeds received on the date of such rejection). (iii) If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the Loans as set forth in Section 2.11(f) an amount equal to (the “Excess Cash Flow Prepayment Amount”) the excess of (x) the ECF Percentage of such Excess Cash Flow over (y) solely to the extent not funded with the proceeds of long-term Indebtedness, the aggregate amount of all optional prepayments of Loans (including pursuant to Section 2.26) and Pari Passu Secured Indebtedness (including cash payments in respect of buybacks thereof pursuant to Dutch auctions), in each case, made during such Excess Cash Flow Period (or occurring after such Excess Cash Flow Period and prior to the date of the applicable Excess Cash Flow payment). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 5.01, for the Excess Cash Flow Period with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered. Notwithstanding the foregoing, prepayments under this clause (d)(iii) shall only be required to the extent such prepayments would result in the payment of an amount greater than $25,000,000 in any fiscal year (and only amounts in excess of $25,000,000 shall be required to be prepaid in any fiscal year); provided that, notwithstanding the foregoing, the Excess Cash Flow Prepayment Amount (or a portion thereof) may be applied towards the prepayment or purchase of Pari Passu Secured Indebtedness to

54 the extent such prepayment or purchase is required by the documentation governing such Indebtedness, in each case in an amount not to exceed the product of (x) the Excess Cash Flow Prepayment Amount and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Loans and all such other Indebtedness (provided that, in the event that the Borrower or its applicable Restricted Subsidiary makes an offer to the holders of such Pari Passu Secured Indebtedness to prepay or purchase such Pari Passu Secured Indebtedness in an amount permitted under this Section 2.11(d)(iii), to the extent that such offer is declined by holders of such Pari Passu Secured Indebtedness, the Borrower shall be required to prepay Loans in an amount equal to such declined amount within five Business Days of the date of such rejection). (iv) If the Borrower incurs or issues any Refinancing Loans, in each case resulting in Net Proceeds (as opposed to such Refinancing Loans arising out of an exchange of any existing Loans for such Refinancing Loans), the Borrower shall cause to be prepaid an aggregate principal amount of the applicable Refinanced Debt, as applicable, in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five Business Days after the receipt by the Borrower of such Net Proceeds; provided that prepayments pursuant to this Section 2.11(d)(iv) in connection with a Repricing Transaction shall be accompanied by any fees payable with respect thereto pursuant to Section 2.11(c). (e) Amounts to be applied in connection with prepayments made pursuant to this Section 2.11 shall be applied to the prepayment of the Loans in accordance with Section 2.18(a). The application of any prepayment pursuant to this Section 2.11 shall be made first, to ABR Loans and, second, to Term Benchmark Loans. Each prepayment of the Loans under this Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. (f) Each prepayment of Loans pursuant to Section 2.11(d) (A) shall be applied either (x) ratably to each Class of Loans then outstanding or (y) as requested by the Borrower in the notice delivered pursuant to clause (h) below, and to the extent permitted pursuant to clause (2) of the immediately following sentence below, to any Class or Classes of Loans with a Maturity Date preceding the Maturity Date of the other Classes of Loans then outstanding, (B) shall be applied, with respect to each such Class for which prepayments will be made, in a manner determined at the discretion of the Borrower in the applicable notice and, if not specified, in direct order of maturity to repayments thereof required pursuant to Section 2.10(a) and (C) shall be paid to the Lenders in accordance with their respective Applicable Percentage (or other applicable share provided by this Agreement) of each such Class of Loans, subject to clause (g) of this Section 2.11. Notwithstanding clause (A) above, (1) in the case of prepayments pursuant to Section 2.11(d)(iv), such prepayment shall be applied in accordance with this clause (f) solely to the applicable Refinanced Debt and (2) any Incremental Amendment, Refinancing Amendment or Extension Amendment may provide (including on an optional basis as elected by the Borrower) for a less than ratable application of prepayments to any Class of Loans established thereunder. (g) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made by the Borrower pursuant to clauses (i) through (iv) of Section 2.11(d) at least two (2) Business Days prior to the date of such prepayment (or on the date such prepayment is owed if such prepayment is owed on the same date the prepayment event occurred). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Applicable Percentage of the prepayment. Each Lender may reject all (but not less than all) of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made (other than a prepayment required to be made pursuant to clause (i) or (iv) of Section 2.11(d)) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Lender’s receipt of notice

55 from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the timeframe specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds may be retained by the Borrower. (h) Notwithstanding any other provisions of this Section 2.11, to the extent that any or all of the Net Proceeds of any Prepayment Event in respect of the Property of a Foreign Restricted Subsidiary (a “Foreign Prepayment Event”) giving rise to a prepayment event pursuant Section 2.11(d)(ii), or Excess Cash Flow generated by a Foreign Restricted Subsidiary (“Foreign Excess Cash Flow”) giving rise to a prepayment event pursuant to Section 2.11(d)(iii), (A) are prohibited, restricted or delayed by applicable local law from being repatriated to the United States or (B) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Prepayment Event or Foreign Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow (the circumstances described in clauses (A) and (B), a “Payment Block”), the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Restricted Subsidiary so long as, but only so long as, the applicable Payment Block would not permit repatriation to the United States (the Borrower hereby agrees to use commercially reasonable efforts to cause the applicable Foreign Restricted Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation and/or minimize any such adverse tax consequences), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law or no longer subject to material adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.11 to the extent provided herein and any remainder may be retained by the applicable Foreign Restricted Subsidiary. SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent. (b) All fees payable hereunder shall be paid on the dates due, in U.S. Dollars and in immediately available funds, to the Administrative Agent. All fees payable hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Fees paid shall not be refundable under any circumstances. SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Term SOFR Rate, for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) The Loans comprising each RFR Borrowing shall bear interest at a rate per annum equal to the Daily Simple SOFR plus the Applicable Rate.

56 (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Loan Party hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of such Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Alternate Base Rate, Term SOFR Rate and Daily Simple SOFR shall be determined by the Administrative Agent in accordance with their terms, and such determination shall be conclusive absent manifest error. SECTION 2.14. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14: (i) If: (A) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) (1) prior to the commencement of any Interest Period for a Term Benchmark Borrowing that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate or the Term SOFR Reference Rate (including because the Relevant Screen Rate is not available or published on a current basis), for such Interest Period or (2) at any time, that adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR; or (B) the Administrative Agent is advised by the Required Lenders that (1) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate or the Term SOFR Reference Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (2) at any time, the applicable Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject

57 of Section 2.14(a)(i)(A) or (B) above or (y) an ABR Borrowing if the Daily Simple SOFR also is the subject of Section 2.14(a)(i)(A) or (B) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a), then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.14(a)(i)(A) or (B) above or (y) an ABR Loan if the Daily Simple SOFR also is the subject of Section 2.14(a)(i)(A) or (B) above, on such day. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) The Administrative Agent will promptly notify the Borrower and the Lenders of any occurrence of a Benchmark Transition Event, the implementation of any Benchmark Replacement, the effectiveness of any Benchmark Replacement Conforming Changes, the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either any tenor for such Benchmark is not

58 displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (1) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (1) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day. SECTION 2.15. Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender; (ii) impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or

59 such other Recipient, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by the Administrative Agent or such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent or such Lender, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent or such Lender, as applicable, then reasonably determines to be relevant; provided that none of the Administrative Agent or such Lender, as applicable, shall be required to disclose any confidential or proprietary information in connection therewith). (b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered as reasonably determined by the Administrative Agent or such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent or such Lender, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent or such Lender, as applicable, then reasonably determines to be relevant; provided that none of the Administrative Agent or such Lender, as applicable, shall be required to disclose any confidential or proprietary information in connection therewith). (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that, the Loan Parties shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.16. Break Funding Payments. In the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(e), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term Benchmark Loan, such actual loss, cost or expense to any Lender shall include an amount determined by such Lender to be the excess, if any, and to the extent actually incurred by such Lender of (i) the amount of interest which

60 would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR Rate that would have been applicable to such Loan (exclusive of the Applicable Margin), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Term Benchmark Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for the relevant currency of a comparable amount and period from other banks in the applicable Term Benchmark market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. SECTION 2.17. Withholding of Taxes; Gross-Up. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional amounts payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Loan Parties. The relevant Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes. (c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) Business Days after demand therefor, (i) for any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) for any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to

61 the maintenance of a Participant Register and (iii) for any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e). (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding (e.g., a certificate of residence issued by the competent tax authority in the jurisdiction where the relevant Loan Party is resident). In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

62 (2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E- 3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (g) [Reserved]. (h) Treatment of Certain Refunds. If any indemnified party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity

63 payments made or additional amounts paid under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(h) the payment of which would place the indemnified party in a less favorable net after- Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) [Reserved]. (j) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (k) FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, this provision hereby confirms that the Borrower and the Administrative Agent have treated, and from and after the Effective Date the Borrower and the Administrative Agent shall continue to treat (and the Lenders hereby authorize the Administrative Agent to treat), this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). (l) Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA. (m) Successor Administrative Agent. On or before the date the Administrative Agent (or any successor thereto) becomes a party to this Agreement, such Administrative Agent shall provide to the Borrower two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) if the Administrative Agent is a U.S. Person, executed copies of IRS Form W-9 certifying that such Administrative Agent is not subject to U.S. federal backup withholding tax, or (ii) if the Administrative Agent is not a U.S. Person, (A) with respect to any payments to be received on its own behalf, executed copies of IRS Form W-8ECI or W- 8BEN-E, as applicable, and (B) with respect to payments received on account of any Lender, two properly completed and executed copies of IRS Form W-8IMY (or any successor form) certifying that the Administrative Agent is either (1) a “qualified intermediary” which has assumed primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility, or (2) a U.S. branch providing such form as evidence of its agreement with the Borrower to be treated as a “U.S. person” for U.S. federal withholding Tax purposes (as contemplated by Section 1.1441-1(b)(2)(iv)(A) of the United States Treasury Regulations) and that the payments it receives for the account of such Lenders are not effectively connected with the conduct of its trade or business in the United States. SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

64 (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City Time on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such relevant time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Other than as expressly provided herein, all payments shall be made (i) in Dollars and (ii) to the Administrative Agent at its applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrower from time to time; provided that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. (b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans, ratably, fifth, to the payment of any other Obligation due to the Administrative Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. If an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. (c) At the election of the Administrative Agent and unless instructed by the Borrower prior to the due date therefor that payment will otherwise be made, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent; provided that the Administrative Agent may charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents. (d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase

65 price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; application of amounts pursuant to clauses (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion. SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have

66 received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments (it being understood that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto); and (b) the Loans and Commitments of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification expressly requiring the consent of such Lender or each Lender directly affected thereby. In the event that each of the Administrative Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Credit Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders as

67 the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. SECTION 2.21. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement. SECTION 2.22. Incremental Credit Extensions. (a) Incremental Commitments. The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request one or more new commitments which may be of the same Class as any outstanding Loans (a “Loan Increase”) or a new Class of term loans under this Agreement (collectively with any Loan Increase, the “Incremental Commitments”). (b) Incremental Loans. Any Incremental Loans effected through the establishment of one or more new Classes of one or more new Loans (excluding through any Loan Increase) made on an Incremental Facility Closing Date shall be designated a separate Class of Loans for all purposes of this Agreement unless otherwise agreed by the Borrower and the Administrative Agent. On any Incremental Facility Closing Date on which any Incremental Commitments of any Class are effected (including through any Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.22, (i) each Incremental Lender with an Incremental Commitment that becomes effective on such date shall make a Loan to the Borrower (an “Incremental Loan”) in an amount equal to its Incremental Commitment that becomes effective on such date and (ii) each Incremental Lender of such Class shall become a Lender hereunder with respect to the Incremental Commitment of such Class and the Incremental Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Loans may have identical terms to any of the Loans and be treated as the same Class as any of such Loans. (c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.22 shall set forth the requested amount and proposed terms of the relevant Incremental Loans or Incremental Commitments. Incremental Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Incremental Commitment or Incremental Loan, an “Incremental Lender,” and, collectively, the “Incremental Lenders”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making such Incremental Loans or providing such Incremental Commitments solely to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, to such Additional Lender.

68 (d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions: (i) after giving effect to such Incremental Commitments, the conditions of Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date); provided that the Incremental Lenders party to such Incremental Amendment shall be permitted to in connection with any Incremental Commitment, the primary purpose of which is to finance a Limited Condition Transaction, (A) reduce any delivery deadline with respect to any Borrowing Request and (B) waive in full or in part any of the conditions set forth in Section 4.02(a) (other than, in connection with a Limited Condition Transaction, the accuracy, to the extent required under Section 4.02(a), of any “specified representations”) and Section 4.02(b) (other than with respect to any Specified Event of Default); (ii) each Incremental Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.22(d)(iii)), unless otherwise agreed by the Borrower and the Administrative Agent; (iii) the aggregate principal amount of all Incremental Loans, Incremental Commitments and Incremental Equivalent Debt shall not exceed the Incremental Cap; and (iv) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements substantially consistent with those delivered on the Effective Date under Section 4.01 or otherwise reasonably satisfactory to the Administrative Agent. (e) Required Terms. (i) The terms, provisions and documentation of the Incremental Loans and Incremental Commitments of any Class, except as otherwise set forth herein, shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments; provided that in no event will any Incremental Loans be permitted to be mandatorily prepaid prior to the repayment in full of the Initial Term Loans, unless accompanied by at least a ratable payment of the Initial Term Loans (provided that any Refinancing Amendment, Extension Amendment or Incremental Amendment may provide that the applicable Incremental Lenders providing such Incremental Commitments shall receive a less than ratable payment). In any event, Incremental Loans: (A) shall (I) not be Guaranteed by any Person that is not a Loan Party and (II) be unsecured or if secured, (x) not be secured by any Lien on any asset other than any asset constituting Collateral and (y) be secured by the Collateral on a pari passu or junior lien basis with the existing Loans and (III) rank pari passu or junior in right of payment with the Obligations under the existing Loans, (B) as of the Incremental Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Initial Term Loans (other than an earlier maturity date with respect to any Customary Bridge Facility), (C) except in the case of a Loan Increase, as of the Incremental Facility Closing Date, shall have amortization (subject to clause (e)(i)(B) above) determined by the Borrower and the applicable Incremental Lenders but shall have a Weighted Average Life to Maturity not shorter than the

69 remaining Weighted Average Life to Maturity of the Initial Term Loans (other than a shorter Weighted Average Life to Maturity for any Customary Bridge Facility), (D) subject to clause (e)(iii) below, shall have an Effective Yield determined by the Borrower and the applicable Incremental Lenders, (E) subject to clause (e)(iii) below, shall have fees determined by the Borrower and the applicable Incremental Loan arranger(s), and (F) may participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 2.11(d)(iv) and Section 2.11(f)(A)(y))) in any mandatory prepayments of Loans hereunder. (ii) [Reserved]. (iii) The Effective Yield (and the components thereof) applicable to any Incremental Loans may be determined by the Borrower and the Incremental Lenders providing such Incremental Loans; provided that, with respect to any Incremental Loans that are secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations, the Effective Yield applicable to such Incremental Loans shall not be greater than the applicable Effective Yield with respect to Initial Term Loans plus 75 basis points per annum unless the Applicable Rate (and/or, as provided in the proviso below, the Term SOFR Rate or Alternate Base Rate floor) with respect to the Initial Term Loans is increased so as to cause the then applicable Effective Yield of such Loans to equal the Effective Yield then applicable to the Incremental Loans minus 75 basis points; provided, further, that any increase in Effective Yield to any Initial Term Loan required solely due to the application or imposition of an Term SOFR Rate or Alternate Base Rate floor on any Incremental Loan may, at the election of the Borrower, be effected solely through an increase in (or implementation of, as applicable) any Term SOFR Rate, Daily Simple SOFR or Alternate Base Rate floor applicable to such Initial Term Loan or an increase in the interest rate margin applicable to such Incremental Loans; provided, further, that this Section 2.22(e)(iii) shall not apply to any Incremental Commitments or Incremental Loans incurred on or after the twelve month anniversary of the Effective Date. (f) Incremental Amendment. Commitments in respect of Incremental Loans and Incremental Commitments shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Incremental Lender providing such Commitments, the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, the Administrative Agent or any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, (i) to effect the provisions of this Section 2.22 and (ii) to modify the terms or conditions applicable to (x) all Classes of Loans outstanding prior to the effectiveness of such Incremental Amendment to the extent reasonably determined by the Administrative Agent and the Borrower to be beneficial to all of the existing Lenders relative to such terms or conditions as in effect prior to the effectiveness of such Incremental Amendment (provided that such modification must be made to all applicable Classes of Loans) or (y) any one or more Classes of Loans outstanding prior to the effectiveness of such Incremental Amendment (any such Class of Loans, “Existing Loans”) necessary for any such Existing Loans to be “fungible” for tax purposes with any Class of Incremental Loans or Incremental Commitments incurred pursuant to such Incremental Amendment, by increasing the Effective Yield (or any component thereof) applicable to any such Existing Loans and/or by imposing, increasing the amount of, or extending the period of applicability of, any premiums or fees payable upon the prepayment or repricing of such Existing Loans. The Borrower will use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

70 (g) [Reserved]. (h) Incremental Equivalent Debt. The Borrower or any Restricted Subsidiary may, at any time or from time to time after the Effective Date, issue, incur or otherwise obtain Indebtedness of the Borrower or any Restricted Subsidiary (and any Refinance Indebtedness in respect thereof) in respect of one or more series of senior or subordinated notes, bonds or loans (which, in each case, may be unsecured, secured on a junior lien basis or on a pari passu basis with the Obligations and/or subordinated to the Obligations), in each case, that are issued or made in lieu of Incremental Commitments (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of Incremental Equivalent Debt and any Incremental Loans made and Incremental Commitments established shall not exceed the Incremental Cap and solely in the case of Incremental Equivalent Debt incurred by a Person that is not a Loan Party, the greater of (a) $220,000,000 and (b) 35% of EBITDA for the most recently ended Test Period, (ii) (x) with respect to Incremental Equivalent Debt incurred by a Loan Party, (1) such Incremental Equivalent Debt shall not be Guaranteed by any Person that is not a Loan Party and (2) such Incremental Equivalent Debt, if secured, shall not be secured by any Lien on any asset other than the Collateral, and (y) with respect to Incremental Equivalent Debt incurred by a Restricted Subsidiary that is not a Loan Party, (1) such Incremental Equivalent Debt shall be Guaranteed solely by Restricted Subsidiaries that are not Loan Parties and (2) such Incremental Equivalent Debt, if secured, shall be secured solely by Liens on assets of Restricted Subsidiaries that are not Loan Parties, (iv) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence; provided that, in connection with any Incremental Equivalent Debt, the primary purpose of which is to finance a Limited Condition Transaction, the lenders providing such Incremental Equivalent Debt may waive in full or in part the condition set forth in this clause (iv) (other than with respect to any Specified Event of Default), (v) subject to clause (vii) below, such Indebtedness may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Indebtedness, (vi) if such Incremental Equivalent Debt is (a) secured on a pari passu basis with the Obligations, then such Incremental Equivalent Debt shall be subject to a First Lien Intercreditor Agreement or (b) secured on a junior basis to the Obligations, then such Incremental Equivalent Debt shall be subject to a Junior Lien Intercreditor Agreement, (vii) such Incremental Equivalent Debt shall have a final maturity date which is no earlier than the Maturity Date of the Initial Term Loans (other than an earlier maturity date with respect to any Customary Bridge Facility) and a Weighted Average Life to Maturity which is not shorter than the Weighted Average Life to Maturity of the Initial Term Loans (other than a shorter Weighted Average Life to Maturity for any Customary Bridge Facility), (viii) if such Indebtedness is in the form of term loans that are secured on a pari passu basis with the Obligations, Section 2.22(e)(iii) shall apply to such Indebtedness as if (but only to the extent, including after giving effect to applicable exclusions) such Indebtedness were Incremental Commitments of the type subject to the provisions of Section 2.22(e)(iii), mutatis mutandis, and (ix) such Indebtedness may provide for the ability to participate to the extent secured on a pari passu basis with the Initial Term Loans, on a pro rata basis (but not on a greater than pro rata basis other than in the case of a prepayment with proceeds of Indebtedness refinancing such Incremental Equivalent Debt) in any mandatory prepayment of Initial Term Loans required pursuant to Section 2.11(b) or less than a pro rata basis with the then-outstanding Initial Term Loans. (i) This Section 2.22 shall supersede any provisions in Section 2.18 or 9.02 to the contrary. SECTION 2.23. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due

71 to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower. SECTION 2.24. Refinancing Amendments. (a) Refinancing Commitments. The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request a new Class of commitments for term loans under this Agreement or an increase in the Commitments of an existing Class of Loans (any such new commitments, “Refinancing Commitments”), established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any Class or Classes of existing Loans or Commitments as selected by the Borrower (with respect to a particular Refinancing Commitment or Refinancing Loan, any such Class or Classes of existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. (b) Refinancing Loans. Any Refinancing Loans or Refinancing Commitments made on a Refinancing Facility Closing Date shall, unless constituting an increase in a previously established Class, be designated a separate Class of Refinancing Loans or Refinancing Commitments, as applicable, for all purposes of this Agreement. On any Refinancing Facility Closing Date, subject to the satisfaction of the terms and conditions in this Section 2.24, (i) each Refinancing Lender shall make a Loan to the Borrower (a “Refinancing Loan”) in an amount equal to its Refinancing Commitment established on such date and (ii) each Refinancing Lender shall become a Lender hereunder with respect to the Refinancing Commitment established on such date and the Refinancing Loans made pursuant thereto. (c) Refinancing Loan Request. Each Refinancing Loan Request from the Borrower pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Refinancing Loans or Refinancing Commitments. Refinancing Loans may be made, and Refinancing Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Refinancing Commitment or Refinancing Loan, a “Refinancing Lender” and, collectively, “Refinancing Lenders”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to any Lender or Additional Lender’s making such Refinancing Loans or providing such Refinancing Commitments solely to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender. (d) Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date

72 thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment: (i) each Refinancing Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt), unless otherwise agreed by the Borrower and the Administrative Agent. (e) Required Terms. The terms, provisions and documentation of the Refinancing Loans and Refinancing Commitments of any Class shall be as agreed between the Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments and, to the extent not substantially identical to any Class of Loans or Commitments, as applicable, existing on the Refinancing Facility Closing Date (except to the extent permitted by clauses (i) and (ii) below, as applicable, and with respect to pricing and optional prepayment or redemption terms), shall reflect market terms and conditions (as determined by the Borrower) at the time of incurrence or issuance of such Refinancing Loans or Refinancing Commitments, as the case may be. In any event: (i) the Refinancing Commitments and the Refinancing Loans: (A) as of the Refinancing Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt, (B) as of the Refinancing Facility Closing Date, shall have amortization (subject to clause (e)(i)(A) above) determined by the Borrower and the applicable Refinancing Lenders but shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt, (C) shall have an Effective Yield determined by the Borrower and the applicable Refinancing Lenders, (D) shall have fees determined by the Borrower and the applicable Refinancing Loan arranger(s), (E) may participate (x) on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) in any voluntary prepayments of Loans hereunder or (y) on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 2.11(d)(iv) and Section 2.11(f)(A)(y))) in any mandatory prepayments of Loans hereunder, or if junior in right of security, shall be on a junior basis with respect thereto, (F) shall not have a greater principal amount than (x) the principal amount of the Refinanced Debt plus (y) accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing plus (z) any additional amount of Indebtedness to the extent that such additional amount would otherwise be permitted to be incurred and secured on a pari passu or, in the case of any Refinancing Commitments and Refinancing Loans secured on a junior basis with the Obligations, a junior basis with the Obligations pursuant to Sections 6.01 and 6.02 hereof (it being understood that any such additional amount shall utilize availability under any “basket” set forth in those Sections) and the Administrative Agent and any Person providing any Refinancing Loans or Refinancing Commitments may rely on the Borrower’s certification of compliance with this clause (F) (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may

73 arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Refinancing Loans or Refinancing Commitments, as applicable, and (G) (I) shall rank pari passu in right of payment with the Obligations and shall not be Guaranteed by any Person that is not a Loan Party and (II) shall be secured either on a pari passu basis with the Obligations or on a junior basis to the Obligations, in each case over the same (or less) Collateral that secures the Loans; provided that, with respect to any Refinancing Loans that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Loans shall be established as a facility separate from the Loans provided herein; provided, further, with respect to any Refinancing Loans that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Loans shall be subject to a Junior Lien Intercreditor Agreement. (f) Refinancing Amendment. Commitments in respect of Refinancing Loans and Refinancing Commitments shall become additional Commitments pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Refinancing Lender providing such Commitments, the Administrative Agent. The Refinancing Amendment may, without the consent of any other Loan Party, the Administrative Agent or any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.24. The Borrower will use the proceeds of the Refinancing Loans and Refinancing Commitments to (x) retire the applicable Refinanced Debt and to pay accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing and (y) with respect to any additional amount of Indebtedness permitted by Section 2.24(e)(i)(F) above, for any purpose not prohibited by this Agreement. SECTION 2.25. Extension of Loans. (a) Extension of Loans. The Borrower may at any time and from time to time request that all or a portion of the Loans of a given Class or Classes (each, an “Existing Tranche”) be amended to extend the scheduled Maturity Date with respect to all or a portion of the Loans of such Existing Tranche (any such Loans which have been so amended, “Extended Loans”) and to provide for other terms consistent with this Section 2.25. In order to establish any Extended Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Tranche) (each, an “Extension Request”) setting forth the proposed terms of the Extended Loans to be established, which shall (i) be identical as offered to each Lender under the same Class in such Existing Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders of such Class) and offered pro rata to each Lender under the same Class in such Existing Tranche; (ii) except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments, premium, required prepayment dates and participation in prepayments, which shall be determined by the Borrower and the Extending Lenders and set forth in the relevant Extension Request, reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Borrower); (iii) all or any of the scheduled amortization payments of principal of the Extended Loans may be delayed to later dates than the scheduled amortization payments of principal of the Loans of such Existing Tranche, to the extent provided in the applicable Extension Amendment; (iv) the Effective Yield with respect to the Extended Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Loans of such Existing Tranche, in each case, to the extent provided in the applicable Extension Amendment; (v) the Extension Amendment may provide for other covenants (as determined by the Borrower and Lenders extending) and terms that apply solely to any period after the latest Maturity Date that is in effect on the effective date of the Extension

74 Amendment (immediately prior to the establishment of such Extended Loans); and (vi) Extended Loans may have prepayment terms (including call protection) as may be agreed by the Borrower and the Lenders thereof; provided, that no Extended Loans may be optionally prepaid prior to the date on which all Loans with an earlier final stated maturity (including Loans under the Existing Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Loans; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time an Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Loans of a given Extension Series at the time of establishment thereof be earlier than the then latest Maturity Date of the Existing Tranche, (C) the Weighted Average Life to Maturity of any Extended Loans of a given Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Loans) than the remaining Weighted Average Life to Maturity of the applicable Existing Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Loans hereunder, in each case as specified in the respective Extension Request. Any Extended Loans amended pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Loans for all purposes of this Agreement; provided that any Extended Loans amended from an Existing Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Loans (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for Extended Loans proposed to be incurred under this Section 2.25 shall be in an aggregate principal amount that is not less than $10,000,000 (unless otherwise agreed by the Borrower and the Administrative Agent) (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Extension Request, which may be waived by the Borrower in its sole discretion. (b) [Reserved]. (c) Extension Request. The Borrower shall provide the applicable Extension Request at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.25. Subject to Section 2.19, no Lender shall have any obligation to agree to have any of its Loans of any Existing Tranche amended into Extended Loans or any of its Commitments amended into Extended Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan or Commitment under an Existing Tranche (each, an “Extending Lender”) wishing to have all or a portion of its Loans or Commitments under the Existing Tranche subject to such Extension Request amended into Extended Loans or Extended Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans or Commitments, as applicable, under the Existing Tranche which it has elected to request be amended into Extended Loans or Extended Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Loans or Commitments, as applicable, under the Existing Tranche in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Loans or Extended Commitments, as applicable, requested to be extended pursuant to the Extension Request, Loans or Commitments, as applicable, subject to Extension Elections shall be amended to Extended Loans or Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Loans or Commitments, as applicable, included in each such Extension Election.

75 (d) Extension Amendment. Extended Loans and Extended Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent, each Extending Lender providing an Extended Loan or Extended Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.25(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver in accordance with such Extension Amendment) on the date thereof of each of the conditions set forth in Section 4.02(a) and (b) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date (conformed as appropriate) other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Loans or Extended Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Loans or Extended Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.10 to reflect a reduction in the principal amount of the Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Loans required pursuant to Section 2.10), (iii) modify the prepayments set forth in Section 2.11 to reflect the existence of the Extended Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment. (e) No conversion or extension of Loans of Commitments pursuant to any Extension in accordance with this Section 2.25 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.25 shall supersede any provisions in Section 2.18 or 9.02 to the contrary. SECTION 2.26. Loan Repurchases. (a) Subject to the terms and conditions set forth or referred to below, a Purchasing Borrower Party may from time to time, in its discretion, conduct modified Dutch auctions to make Auction Purchase Offers, each such Auction Purchase Offer to be managed by an investment bank of recognized standing selected by the Borrower following consultation with the Administrative Agent (in such capacity, the “Auction Manager”) and to be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.26 and the Auction Procedures, in each case, so long as the following conditions are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Loans or on the date of the delivery of each Auction Notice; (ii) the assigning Lender and the Purchasing Borrower Party shall execute and deliver to Administrative Agent an Assignment and Assumption;

76 (iii) the maximum principal amount (calculated on the face amount thereof) of Loans that the Purchasing Borrower Party offers to purchase in any Auction Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by Administrative Agent in its reasonable discretion); (iv) any Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Loans may not be resold (it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Loans shall not be taken into account in the calculation of Excess Cash Flow, Net Income or EBITDA); (v) no more than one Auction Purchase Offer with respect to any Facility may be ongoing at any one time and no more than four Auction Purchase Offers (regardless of Facility) may be made in any one year; (vi) at the time of each purchase of Loans through an Auction Purchase Offer, the Borrower shall have delivered to the Auction Manager a certificate of a Responsible Officer certifying as to compliance with the preceding clause (i); (vii) no Purchasing Borrower Party may use the proceeds, directly or indirectly, from loans under the ABL Credit Agreement to purchase any Loans; and (viii) each Auction Purchase Offer shall be made to all Lenders of the applicable Facility subject to such Auction Purchase Offer. (b) A Purchasing Borrower Party must terminate any Auction Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Loans pursuant to such Auction Purchase Offer. If a Purchasing Borrower Party commences any Auction Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Auction Purchase Offer have in fact been satisfied), and if at such time of commencement the Purchasing Borrower Party reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Auction Purchase Offer shall be satisfied, then the Purchasing Borrower Party shall have no liability to any Lender for any termination of such Auction Purchase Offer as a result of the failure to satisfy one or more of the conditions set forth above at the time of consummation of such Auction Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Loans of any Facility made by a Purchasing Borrower Party pursuant to this Section 2.26, the Purchasing Borrower Party shall pay on the settlement date of each such purchase all unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Loans of the applicable Facility accrued from the incurrence of such purchased Loan up to the settlement date of such purchase. (c) a Purchasing Borrower Party may from time to time, in its discretion, conduct open market purchases on a non-pro rata basis so long as the following conditions are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Loans; (ii) the assigning Lender and the Purchasing Borrower Party shall execute and deliver to Administrative Agent an Assignment and Assumption;

77 (iii) any Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Loans may not be resold (it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Loans shall not be taken into account in the calculation of Excess Cash Flow, Net Income or EBITDA); and (iv) [reserved]. (v) The Administrative Agent and the Lenders hereby consent to the Auction Purchase Offers and open market purchases and the other transactions effected pursuant to and in accordance with the terms of this Section 2.26 (provided that no Lender shall have an obligation to participate in any such Auction Purchase Offer or open market repurchase). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.18 will not apply to the purchases of Loans pursuant to and in accordance with the provisions of this Section 2.26. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Article IX to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction Purchase Offer. ARTICLE III Representations and Warranties Each Loan Party represents and warrants to the Lenders that: SECTION 3.01. Organization; Powers. Each Loan Party and each Restricted Subsidiary is (i) duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction and without prejudice to Section 6.03) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and (ii) is qualified to do business and in good standing (to the extent such concept is applicable), in every other jurisdiction where such qualification is required, in each case above, except (other than with respect to the Borrower in the case of clause (i) above) where the failure to be, possess or do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary corporate or other organizational actions, and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and requirements of reasonableness, good faith and fair dealing. SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default in any material respects under any material indenture, material agreement or other material

78 instrument (including, without limitation, the indentures evidencing the Existing Subordinated Notes) binding upon any Loan Party or any of its Restricted Subsidiaries or the assets of any Loan Party or any of its Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created or permitted pursuant to the Loan Documents, except, in the case of clauses (a) through (c) above, where such breach or the failure to take such action, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2025, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2026, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. (b) Since December 31, 2025, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect. SECTION 3.05. Properties. (a) Each of the Borrower and its Restricted Subsidiaries has defensible title to, or valid leasehold interests or licensed interests in, all its real and personal property material to the businesses of the Borrower and its Restricted Subsidiaries taken as a whole, except for minor defects in title that do not interfere with their ability to conduct such businesses or to utilize such properties for their intended purposes. (b) Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all material trademarks, tradenames, copyrights, and patents necessary for the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and to the knowledge of the Borrower the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.06. Litigation and Environmental Matters. (a) No actions, suits or proceedings by or before any arbitrator or Governmental Authority are pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Restricted Subsidiary (i) except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions (other than “dead hand proxy put” actions, suits or proceedings that could not reasonably be expected to have a Material Adverse Effect). (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (i) no Loan Party or Restricted Subsidiary has received written notice of any claim with respect to any Environmental Liability or knows of any basis for it to be subject to any Environmental Liability, in each case with respect to which there is a reasonable possibility of an adverse determination and (ii) no Loan Party or Restricted Subsidiary (A) has failed to comply with any applicable Environmental Law or to obtain,

79 maintain or comply with any permit, license or other approval required under any applicable Environmental Law, or (B) has become subject to any Environmental Liability. (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect. SECTION 3.07. Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Restricted Subsidiary is in compliance with (i) each Requirement of Law applicable to it or its Property and (ii) all indentures, material agreements and other material instruments binding upon it or its Property. No Default has occurred and is continuing. SECTION 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. SECTION 3.09. Taxes. Each Loan Party and each Restricted Subsidiary has timely filed or caused to be timely filed (except for extensions duly obtained) Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability has been, or is reasonably expected to be, incurred, could reasonably be expected to result in a Material Adverse Effect. SECTION 3.11. Disclosure. As of the Effective Date, the information furnished by or on behalf of any Loan Party in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) (excluding any forecasts, protections or estimates contained in such information), taken as a whole, and after giving effect to any updates provided, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading; provided, however, it is understood that financial statements only contain such disclosures as are required by GAAP. All forecasts, projections or estimates that are part of such information have been prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood and agreed that financial projections are not a guarantee of financial performance and are subject to significant risks, uncertainties and contingencies, no assurance can be made that the projections will be realized, and actual results may differ from financial projections and such differences may be material). SECTION 3.12. Material Agreements. No Loan Party or any Restricted Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness, in any such case of (i) or (ii) above, which default could reasonably be expected to have a Material Adverse Effect. SECTION 3.13. Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, the Borrower and the Restricted Subsidiaries, taken as a whole, are Solvent.

80 (b) No Loan Party intends to, and no Loan Party believes it or any of its Restricted Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Restricted Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Restricted Subsidiary. SECTION 3.14. Insurance. Schedule 3.14 sets forth a description of all material insurance maintained by or on behalf of the Loan Parties and their Restricted Subsidiaries as of the Effective Date. The Borrower maintains, and has caused each Restricted Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. SECTION 3.15. Capitalization and Subsidiaries. As of the Effective Date, Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to the Borrower of each Subsidiary and (b) a true and complete listing of each class of each Subsidiary’s issued and outstanding Equity Interests, all of which Equity Interests are owned beneficially and of record by the Persons identified on Schedule 3.15 and (c) the type of entity of the Borrower and each Subsidiary. SECTION 3.16. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and, subject to certain filings, notices and recording contemplated by the Collateral Documents to be made prior to or on or about the Effective Date (or, with respect to any Person that becomes a Loan Party after the Effective Date or Collateral that arises after the Effective Date, on or about such later date on which such Person becomes a Loan Party or such Collateral arises) and subject to Section 5.14, such Liens constitute perfected and continuing Liens on the Collateral in the manner required by the Collateral Documents, securing the Obligations (or designated portion thereof), enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except (a) Permitted Encumbrances and Liens permitted under Section 6.02 that are not required to be junior in priority, to the extent any such Permitted Encumbrances or other Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by control or possession (including possession of, or notation of a Lien on, any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain control or possession of such Collateral (or has not noted such Lien on any certificate of title). SECTION 3.17. Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages, vacation pay and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary, except those that could not reasonably be expected to have a Material Adverse Effect. SECTION 3.18. Federal Reserve Regulations. No part of the proceeds of any Loan has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower is neither engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying “margin stock” (as used herein, within the meaning of Regulation T, U and X issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of

81 each Borrowing, not more than 25% of the value of the assets of the Loan Parties and their Restricted Subsidiaries will be margin stock. SECTION 3.19. Use of Proceeds. The proceeds of the Initial Term Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08. SECTION 3.20. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest. SECTION 3.21. Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective directors, officers and employees and to the knowledge of such Loan Party, its agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Loan Parties, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Loan Parties, any agent of the Loan Parties or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. None of the Transactions will violate Anti- Corruption Laws or applicable Sanctions. SECTION 3.22. Affected Financial Institution. No Loan Party is an Affected Financial Institution. SECTION 3.23. Outbound Investment Rules. The Borrower is not a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “prohibited transaction”, as such term is defined in the Outbound Investment Rules, (ii) a “covered transaction” that is a “notifiable transaction”, as the terms are defined in the Outbound Investment Rules, unless the Borrower provides notice to the Administrative Agent concurrent with the Borrower’s notification of such “notifiable transaction” to the U.S. Department of the Treasury or (iii) any other activity that would cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. ARTICLE IV Conditions SECTION 4.01. Effective Date. Subject to the last paragraph of this Section 4.01, the Credit Agreement and the obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

82 (a) Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and (ii) either (A) a counterpart of each other Loan Document being executed in connection herewith signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit F. (b) Financial Statements. The Lenders shall have received: (i) with respect to the Borrower and its Subsidiaries (for the avoidance of doubt, not including the Acquired Business), (A) an audited consolidated balance sheet and related consolidated statement of income, shareholder’s equity and cash flow for the fiscal years ended December 31, 2023, December 31, 2024 and December 31, 2025 and (B) an unaudited consolidated balance sheet and related consolidated statement of income and cash flow the fiscal quarter ended March 31, 2026; the Lenders acknowledge that with respect to any financial statement required to be delivered by this Section 4.01(b)(i), the delivery requirement of this Section 4.01(b)(i) shall be satisfied upon the filing of such financial statement with the SEC; and (ii) with respect to the Acquired Business, and in the form required by the Acquisition Agreement (as in effect on April 29, 2026), the Pre-Signing Financial Information (as defined in the Acquisition Agreement as in effect on April 29, 2026); the Lenders acknowledge receipt of the Pre-Signing Financial Information. (c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers, to the extent available, and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization (or similar document) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (to the extent available in the jurisdiction) and a true and correct copy of its by-laws or operating, management or partnership agreement (or similar document) and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent, if any, available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction. (d) Officer’s Certificate. The Administrative Agent shall have received a customary officer’s certificate, signed by a Financial Officer of the Borrower, dated as of the Effective Date certifying that the conditions precedent contained in Section 4.01(i), (j) and (n) have been satisfied on the Effective Date. (e) Fees. All fees and expenses due to the Lead Arrangers, Co-Documentation Agents, the Administrative Agent and the Lenders required to be paid on the Effective Date (including the fees and expenses of counsel for the Lead Arrangers, Co-Documentation Agents and the Administrative Agent), in the case of expenses, to the extent a summary statement thereof has been presented to the Borrower at least three (3) Business Days prior to the Effective Date, have been, or concurrently with the consummation of the Transactions will have been, paid.

83 (f) Opinion. The Administrative Agent shall have received a customary and reasonably satisfactory opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Haynes and Boone, LLP, counsel for the Loan Parties, which shall expressly permit reliance by the successors and permitted assigns of each of the Administrative Agent and the Lenders. (g) Lien Searches. The Administrative Agent shall have received the results of a recent lien search (including UCC and other lien searches) in each jurisdiction reasonably requested by the Administrative Agent. (h) Solvency. The Administrative Agent shall have received a Solvency Certificate. (i) Material Adverse Effect. Since April 29, 2026, there shall not have occurred a Material Adverse Effect (as defined in the Acquisition Agreement as in effect on April 29, 2026) that is continuing as of the Effective Date. (j) Acquisition. The RUCKUS Acquisition shall have been consummated substantially concurrently with the funding of the Initial Term Loans in accordance with the Acquisition Agreement (as in effect on April 29, 2026) without giving effect to any waiver, modification or consent thereunder that is materially adverse to the interests of the Lenders (it being understood that, without limitation, a decrease in the amount of the purchase price (but only to the extent such decrease is more than 10%) and any amendment or modification to the third party beneficiary rights applicable to the Lead Arrangers, Co- Documentation Agents and the Lenders or the governing law provisions shall be deemed to be materially adverse to the interests of the Lenders) unless approved by the Lead Arrangers and the Co-Documentation Agents; provided that in the case of a reduction in the amount of the purchase price of less than 10%, the aggregate principal amount of the Initial Term Loan Commitments shall have been reduced on a dollar-for- dollar basis. (k) [Reserved]. (l) Filings, Registrations and Recordings. Each document (including all Uniform Commercial Code financing statements to be filed in the applicable government UCC filing offices, and all intellectual property security agreements to be filed with the United States Copyright Office or the United States Patent and Trademark Office, as applicable) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall have been filed or be in proper form for filing, registration or recordation. (m) Insurance. The Administrative Agent shall have received evidence of insurance coverage and endorsements to policies in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of the Security Agreements. (n) Representations and Warranties. The Specified Acquisition Agreement Representations shall be true and correct and the Specified Representations shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) on the Effective Date (unless such representations relate to an earlier date, in which case, such representations shall have been true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of such earlier date); provided that to the extent any of the Specified Acquisition Agreement Representations as to the Acquired Business are qualified or subject to “material adverse effect”, the definition thereof shall be “Material Adverse Effect” as defined in the Acquisition Agreement (as in effect on April 29, 2026).

84 (o) [Reserved]. (p) Lien Releases. The Lead Arrangers and Co-Documentation Agents shall have received customary releases and lien terminations (which releases and lien terminations may be contingent upon the consummation of the RUCKUS Acquisition) evidencing that (i) any liens with respect to the Property of the Acquired Business securing the indebtedness under the Existing Credit Agreement (as defined in the Acquisition Agreement as in effect on April 29, 2026) and any guarantees entered into by the Acquired Business in respect of the indebtedness under the Existing Credit Agreement shall have been released prior to or concurrently with the initial funding of the Initial Term Loans and (ii) Ruckus Wireless LLC shall have been released from its obligations as a co-borrower of such indebtedness under the Existing Credit Agreement prior to or concurrently with the initial funding of the Initial Term Loans (it being understood that the releases and lien terminations contemplated by Section 7.3(h) of the Acquisition Agreement (as in effect on April 29, 2026) shall constitute such customary releases and lien terminations. (q) USA PATRIOT Act, Etc. The Lead Arrangers and Co-Documentation Agents shall have received, at least three (3) business days prior to the Effective Date, all documentation and other information related to the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, the AML Legislation and to the extent required thereby, the Beneficial Ownership Regulation, that has been requested at least 10 business days prior to the Effective Date. (r) Borrowing Request. The Administrative Agent shall have received a duly executed Borrowing Request requesting a Borrowing of Initial Term Loans. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, (a) the only representations relating to the Acquired Business, the Borrower and their respective Subsidiaries and their respective businesses the accuracy of which shall be a condition to the availability of the Initial Term Loans on the Effective Date shall be the Specified Acquisition Agreement Representations and the Specified Representations as and to the extent provided in clause (n) above and (b) to the extent any security interest in any Collateral (other than security interests that may be perfected by (x) the filing of a Uniform Commercial Code financing statement, (y) the delivery of certificates (or evidence that such certificates have been delivered to the ABL Agent, as gratuitous bailee for the benefit of the Administrative Agent and the other Secured Parties, or with respect to the Acquired Business, any other agent or bailee reasonably acceptable to the Administrative Agent) representing domestic Equity Interests pledged pursuant to any Collateral Document, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, to the extent applicable (provided that, to the extent that the Borrower has used commercially reasonable efforts to procure the delivery thereof prior to the Effective Date, certificates representing domestic Equity Interests of the Acquired Business will only be required to be delivered on the Effective Date pursuant to the terms set forth above if such certificates are actually received from the Seller (as defined in the Acquisition Agreement in effect on April 29, 2026) or Acquired Business prior to the Effective Date) and (z) the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable) is not or cannot be perfected on the Effective Date after your use of commercially reasonable efforts to do so, then the perfection of such security interests shall not constitute a condition precedent to the availability and funding of the Initial Term Loans on the Effective Date, but instead shall be required to be perfected after the Effective Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably (but not to exceed 90 days after the Effective Date, unless extended by the Administrative Agent)).

85 SECTION 4.02. Each Credit Event. Subject to Section 1.08, and other than with respect to the borrowing of the Initial Term Loans on the Effective Date, each Credit Event is subject to the satisfaction of the following conditions: (a) The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects with the same effect as though made on and as of the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects). (b) At the time of and immediately after giving effect to such Credit Event, no Default shall have occurred and be continuing. Each Credit Event shall be deemed to constitute a representation and warranty by each Loan Party on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section. ARTICLE V Affirmative Covenants Until all of the Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that: SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender: (a) within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available or granted thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than with respect to the current maturity of the Obligations or the final maturity of any Material Indebtedness or with respect to the potential inability to satisfy any financial covenant on a future date or in a future period) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of the dates indicated and for the periods indicated therein on a consolidated basis in accordance with GAAP consistently applied; (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter is required to be filed under the rules and regulations of the SEC, giving effect to any extension available or granted thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

86 (c) [reserved]; (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether to such Financial Officer’s knowledge a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) in the case of financial statements delivered under clause (a) relating to an Excess Cash Flow Period, setting forth reasonably detailed calculations of Excess Cash Flow for the applicable Excess Cash Flow Period, (iv) identifying all Material Restricted Subsidiaries that are Domestic Restricted Subsidiaries and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying in reasonable detail the material effect, if any, of such change on the financial statements accompanying such certificate; (e) [reserved]; and (f) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request (provided that the Loan Parties and the Restricted Subsidiaries shall have no obligation to discuss or disclose to Administrative Agent, any Lender, or any of their officers, directors, employees or agents, materials protected by attorney-client privilege (including any attorney work product) and materials that the Loan Parties or any of the Restricted Subsidiaries may not disclose without violation of a confidentiality obligation binding upon it) and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation. Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, the Borrower’s website or, if the Borrower notifies the Administrative Agent thereof, any other a third party platform to which the Administrative Agent and the Lenders have access ; provided that the Borrower shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and, if the Administrative Agent requests, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent, for distribution to the Lenders, written notice of the following within five (5) Business Days after any Financial Officer obtains knowledge thereof: (a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that would reasonably be expected to result in a Material Adverse Effect; (c) amendments to the ABL Credit Agreement;

87 (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and (e) any other development that results, or could reasonably be expected to result, in a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice, and if applicable, any action taken or proposed to be taken with respect thereto. Documents or information required to be delivered pursuant to clause (b) through (e) of this Section 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are filed (or information is delivered in documentation so filed) for public availability on the SEC’s Electronic Data Gathering and Retrieval System, the Borrower’s website, or, if the Borrower notifies the Administrative Agent thereof, any other third party platform to which the Administrative Agent and the Lenders have access; provided that the Borrower shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and, if the Administrative Agent requests, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents or information. SECTION 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiaries to (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence (except in the case of the Borrower, to the extent that the failure to do so would reasonably be expected to result in a Material Adverse Effect) and (ii) except as would not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits necessary to the conduct of the business of the Loan Parties taken as a whole, and (b) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except for such failures to maintain and preserve such authority in such jurisdictions which would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03. SECTION 5.04. Payment of Taxes. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all material Taxes before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect. SECTION 5.05. Maintenance of Properties. Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect. SECTION 5.06. Books and Records; Inspection Rights. The Loan Parties will, and will cause each of their Restricted Subsidiaries to, keep in all material respects proper books of record and account in which full, true and correct entries in all material respects in conformity, in all material respects, with GAAP and applicable law are made of all material dealings and material transactions in relation to its business and activities. The Loan Parties will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent, who may be accompanied by a Lender, upon no less than five (5) Business Days’ prior written notice (provided that no such prior written notice shall be required during the occurrence and continuance of an Event of Default), to visit and inspect its properties,

88 to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested; provided, that so long as no Event of Default has occurred and is continuing, the Loan Parties shall not be required to pay for any such inspection. The Loan Parties and the Restricted Subsidiaries shall have no obligation to discuss or disclose to Administrative Agent, any Lender, or any of their officers, directors, employees or agents, materials protected by attorney-client privilege (including any attorney work product) and materials that the Loan Parties or any of the Restricted Subsidiaries may not disclose without violation of a confidentiality obligation binding upon it. SECTION 5.07. Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Restricted Subsidiary to, (i) comply with each Requirement of Law applicable to it or its Property (including without limitation applicable Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case for clauses (i) and (ii) above, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Restricted Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions in all material respects. SECTION 5.08. Use of Proceeds. The proceeds of the Initial Term Loans will be used to finance the Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Borrowing and shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents acting for them in connection with the Transactions shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent that such activities, businesses or transaction would be prohibited by Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. SECTION 5.09. Insurance. Each Loan Party will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable carriers insurance in such amounts and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Following the Administrative Agent’s request, the Borrower will furnish to the Administrative Agent information in reasonable detail as to the insurance so maintained. If any portion of any improved Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then Borrower shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent to comply with the Flood Insurance Laws and (iii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance. SECTION 5.10. Casualty and Condemnation. The Borrower will (a) furnish to the Administrative Agent prompt written notice upon obtaining knowledge of any casualty or other insured

89 damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents. SECTION 5.11. Additional Collateral; Further Assurances. (a) Subject to any applicable Requirement of Law, as promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person qualifies as one of the Borrower’s wholly-owned Domestic Restricted Subsidiaries that is a Material Restricted Subsidiary (other than Excluded Subsidiaries), each Loan Party will cause such Person to become a Loan Party by executing a Joinder Agreement, such Joinder Agreement to be accompanied by appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent, whereupon it shall guarantee repayment of all Obligations; provided that, if at any time the Borrower delivers a compliance certificate under Section 5.01(d), EBITDA attributable to all wholly-owned Domestic Restricted Subsidiaries that are Immaterial Domestic Restricted Subsidiaries and are not Loan Parties (other than Excluded Subsidiaries) exceeds fifteen percent (15%) of EBITDA for the most recently ended Test Period or the aggregate amount of Total Assets attributable to all wholly-owned Domestic Restricted Subsidiaries that are Immaterial Domestic Restricted Subsidiaries and are not Loan Parties (other than Excluded Subsidiaries) exceeds fifteen percent (15%) of Total Assets as of such date, the Borrower shall designate sufficient Domestic Restricted Subsidiaries (other than Excluded Subsidiaries) as “Material Restricted Subsidiaries” to eliminate such excess within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent), and such designated Restricted Subsidiaries shall constitute Material Restricted Subsidiaries for purposes of this Section 5.11(a). Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Secured Parties, in order to secure repayment of all of the Obligations in substantially all assets of such Loan Party (other than any Excluded Assets). (b) For the avoidance of doubt, nothing in this Agreement shall require a Foreign Restricted Subsidiary to become a Loan Party. (c) If, at any time after the Effective Date any Domestic Subsidiary of the Borrower that is not a Loan Party (i) shall become party to a guaranty of, or a co-obligor on, or grant a Lien on any assets (including assets that would otherwise constitute Excluded Assets) to secure, any ABL Obligations, or (ii) shall become party to a guaranty of, or a co-obligor on, any Subordinated Indebtedness or any other Material Indebtedness of the Borrower or a Loan Party, the Borrower shall promptly notify the Administrative Agent thereof and, within ten (10) days thereof (or such later date as may be agreed upon by the Administrative Agent) cause such Domestic Subsidiary to comply with Section 5.11(a) (but without giving effect to the 30-day grace periods provided therein). (d) The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) no Unrestricted Subsidiary shall hold any Indebtedness of, or any Lien on any Property of, the Borrower or any Restricted Subsidiary (other than to the extent permitted under Article VI hereof), (iv) the holder of any Indebtedness of any Unrestricted Subsidiary shall not have any recourse to the Borrower or its Restricted Subsidiaries with respect to such Indebtedness, (v) no Unrestricted Subsidiary shall be a party to any transaction or arrangement with the Borrower or its Restricted Subsidiaries that would not be permitted by Section 6.09,

90 (vi) any Subsidiary that guarantees other Material Indebtedness of any Loan Party shall not be an Unrestricted Subsidiary, (vii) neither of the Borrower nor any of its Restricted Subsidiaries shall have any obligation to subscribe for additional Equity Interests of any Unrestricted Subsidiary or to preserve or maintain the financial condition of any Unrestricted Subsidiary (other than to the extent permitted under Article VI here) and (viii) no Unrestricted Subsidiary shall own, exclusively license or sublicense Material Intellectual Property. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower and its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of the applicable Person’s Investment therein as reasonably determined by the Borrower in consultation with the Administrative Agent. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary after the Effective Date shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Person’s Investment in such Unrestricted Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent. (e) Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties. (f) If any material assets (other than Excluded Assets or other assets not required to be Collateral) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the applicable Collateral Documents that become subject to the Lien granted by the Loan Parties in support of all of the Obligations upon acquisition thereof), the Borrower will promptly (i) notify the Administrative Agent thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Obligations and (ii) take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (g) of this Section, all at the expense of the Loan Parties. Without limiting the generality of the foregoing, the Borrower will, and will cause each other Loan Party to, deliver Mortgages and Mortgage Instruments with respect to any owned real property acquired by the Borrower or such Loan Party which does not constitute Excluded Real Property within 90 days after the acquisition thereof (or such later date as may be reasonably agreed upon by the Administrative Agent). (g) Notwithstanding the foregoing, the parties hereto acknowledge and agree that (i) in circumstances where the Administrative Agent reasonably determines that the cost or effort of obtaining or perfecting a security interest in any asset that constitutes Collateral is excessive in relation to the benefit afforded to the Secured Parties thereby, the Administrative Agent may exclude such Collateral from the creation and perfection requirements set forth in this Agreement and the other Loan Documents, (ii) the Administrative Agent may grant extensions of time for the creation or perfection of Liens in particular Property (including extensions of time beyond the Effective Date) where it determines that such creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document, (iii) the Loan Parties shall not be required to take any action regarding the perfection of liens on motor vehicles, aircraft, vessels and other assets subject to certificates of title, except to the extent a Lien thereon may be perfected by filing a UCC

91 financing statement or to the extent such actions are taken by the Loan Parties in favor of the ABL Agent pursuant to the ABL Loan Documents and (iv) the Loan Parties shall not be required to take any action regarding the creation or perfection of Liens in, or required by the laws of, any jurisdiction outside of the U.S. (h) Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 5.11(a) until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 5.11(a) within thirty (30) days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion). SECTION 5.12. Maintenance of Ratings. The Borrower will use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) (a) a public corporate family rating of the Borrower and a rating of the Initial Term Loans, in each case from Moody’s, and (b) a public corporate credit rating of the Borrower and a rating of the Initial Term Facility, in each case from S&P. SECTION 5.13. Lender Calls. The Borrower will participate in quarterly conference calls with the Administrative Agent and the Lenders, such calls to be held at such time as may be agreed to by the Borrower and the Administrative Agent within a reasonable period of time following such request, with such calls including members of senior management of the Borrower as the Borrower deems appropriate, to discuss the state of the Borrower’s business, including recent performance, operational activities, current business and market conditions and material performance changes; provided that, in no event shall more than one such call be required in any fiscal quarter; provided further, that, the requirements set forth in this Section 5.13 may be satisfied with a public earnings call open to all Lenders for the applicable period. SECTION 5.14. Post-Closing Matters. The Loan Parties shall satisfy each of the requirements set forth on Schedule 5.14 attached hereto on or before the date specified on such Schedule for each such requirement (or such later date as may be agreed upon by the Administrative Agent). ARTICLE VI Negative Covenants Until all of the Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that: SECTION 6.01. Indebtedness. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except: (a) the Obligations; (b) the ABL Obligations and extensions, renewals, refinancings and replacements of any such Indebtedness; provided that the aggregate principal amount of Indebtedness permitted by this clause (b) shall not exceed the greater of (i) $600,000,000 and (ii) the sum of (x) 90% of “eligible accounts”, (y) 90% of the net orderly liquidation value of “eligible inventory” and (z) 85% of the net orderly liquidation value of “eligible equipment”, in each case (A) of the ABL Loan Parties and (B) with “eligibility” requirements determined in accordance with the then-existing market eligibility criteria applicable to secured asset-based loans;

92 (c) (i) obligations under Swap Agreements (including any Permitted Convertible Hedge Transactions) permitted under Section 6.07, (ii) cash management obligations and other Indebtedness in respect of netting services, overdraft protection, pooling and similar agreements, in each case, in connection with cash management and deposit accounts, and (iii) other Banking Services Obligations (as defined in the ABL Intercreditor Agreement); (d) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (i) hereof; (e) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness; provided that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the greater of $95,000,000 and 15% of EBITDA for the most recently ended Test Period at any time outstanding; (f) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 6.04, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such assets and (ii) neither the Borrower nor any Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness; (g) Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by a Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) if the Indebtedness so Guaranteed is subordinated to the Obligations then said Guarantee shall be subordinated on the same terms; (h) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that (i) Indebtedness of any Restricted Subsidiary that is not a Loan Party to the Borrower or any other Restricted Subsidiary that is a Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party shall, in each case, be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; (i) (i) Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any Indebtedness described in clauses (d), (f), (p) and (r) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount of the Original Indebtedness (other than (x) for premiums, penalties, discounts, accrued and unpaid interest, interest paid in kind, unused commitments thereunder and fees, costs and expenses associated therewith and (y) to the extent additional debt may be incurred pursuant to another relevant clause of this Section), (ii) such Refinance Indebtedness does not result in a shortening of the Weighted Average Life to Maturity of such Original Indebtedness, (iii) if such Original Indebtedness was subordinated in right of payment or Liens to the Obligations, then the terms and conditions of such Refinance Indebtedness include subordination terms and conditions that are materially not less favorable to the Administrative Agent and the Lenders as those that were applicable to such Original

93 Indebtedness, (iv) such Refinance Indebtedness does not have additional obligors than the Original Indebtedness (provided that (A) Indebtedness (x) of any Loan Party may be refinanced to add or substitute as an obligor another Loan Party and (y) of any Subsidiary that is not a Loan Party may be refinanced to add or substitute as an obligor another Subsidiary that is not a Loan Party, in each case to the extent then permitted under this Section 6.01 and (B) additional guarantees may be added to the extent then permitted under this Section 6.01), (v) such Refinance Indebtedness does not have additional collateral than the Original Indebtedness (provided that collateral may be added to the extent then permitted under Section 6.02), and (vi) if such Original Indebtedness is secured by the Collateral for the benefit of the Lenders, such Refinance Debt is either (x) unsecured or (y) secured and, if secured, subject to intercreditor arrangements on terms that are at least as favorable, taken as a whole, to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness; (j) Indebtedness under bids, trade contracts (other than for debt for borrowed money), leases (other than capital leases creating Capital Lease Obligations), statutory obligations, surety, bid, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations in respect of workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance claims, in each case provided or incurred in the ordinary course of business (including those incurred to secure health, safety and environmental obligations); (k) Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit, performance letters of credit, documentary letters of credit or similar instruments; (l) Indebtedness arising from agreements providing for indemnification or adjustment of purchase price or similar obligations, in each case incurred in connection with any Investment or the Disposition of any business, assets or Equity Interest to the extent permitted under this Agreement; (m) Indebtedness of Foreign Restricted Subsidiaries; provided that, the aggregate outstanding principal amount of Indebtedness permitted pursuant to this clause (m) (excluding any intercompany Indebtedness of such Foreign Restricted Subsidiaries otherwise permitted hereunder), together with the aggregate outstanding principal amount of Indebtedness permitted pursuant to clause (n) below), shall not collectively exceed the greater of $130,000,000 and 20% of EBITDA for the most recently ended Test Period at any time; (n) Indebtedness of the Borrower or any Restricted Subsidiary secured by a Lien on any asset of the Borrower or any Restricted Subsidiary not constituting Collateral; provided that, the aggregate outstanding principal amount of Indebtedness permitted pursuant to this clause (n), together with the aggregate outstanding principal amount of Indebtedness permitted pursuant to clause (m) above (excluding any intercompany Indebtedness of such Foreign Restricted Subsidiaries otherwise permitted hereunder), shall not collectively exceed the greater of $130,000,000 and 20% of EBITDA for the most recently ended Test Period at any time; (o) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the Borrower or its Restricted Subsidiaries to purchase or redeem Equity Interests or options of the Borrower; provided that the aggregate principal amount of all such Indebtedness shall not exceed $3,000,000 at any time outstanding; (p) Incremental Equivalent Debt; (q) [reserved];

94 (r) Indebtedness of the Borrower and its Restricted Subsidiaries pursuant to the Existing Subordinated Notes; (s) earn-outs and deferred purchase price in a maximum amount due and payable not to exceed (i) $65,000,000 in respect of any Permitted Acquisition and (ii) $130,000,000 in respect of all Permitted Acquisitions during the term of this Agreement; provided that no earn-outs or deferred purchase price in connection with a Permitted Acquisition shall be subject to such limitations to the extent that (A) such earn- outs or deferred purchase price are not payable, by their terms, during such times as the Loan Documents remain in effect or (B) such earn-outs or deferred purchase price by their terms are subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (t) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; (u) Sale and Leaseback Transactions permitted by Section 6.06; (v) Indebtedness (if any) arising in connection with the Permitted Factoring Transaction in the event that the sales thereunder were to be recharacterized as loans; and (w) other Indebtedness in an aggregate amount not to exceed the greater of $65,000,000 and 10% of EBITDA for the most recently ended Test Period at any time at any time outstanding. For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (c) through (o) and (s) through (w) above, the Borrower and the Restricted Subsidiaries, in their sole discretion, will be permitted to divide and classify such item of Indebtedness (or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of any item of Indebtedness as having been incurred under any category of permitted Indebtedness described in clause (c) through (o) and (s) through (w) above so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification; provided that any Indebtedness incurred in reliance on clause (a), (b), (p) or (r) above will be deemed to be outstanding only in reliance on clause (a), (b), (p) or (r), as applicable. For the avoidance of doubt, (i) Refinance Indebtedness incurred pursuant to this Section 6.01 to extend, renew or refinance any Indebtedness incurred pursuant to a basket determined by reference to a Dollar amount or EBITDA shall not increase capacity to incur Indebtedness under such basket, and such basket shall be deemed to continue to be utilized by the amount of such Refinancing Indebtedness unless and until such Refinancing Indebtedness is no longer outstanding and (ii) Indebtedness entered into in reliance on a ratio or calculation that was permitted at the time entered into shall continue to be permitted under such clause notwithstanding any failure to satisfy the ratio or calculation at a later date. SECTION 6.02. Liens. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, except: (a) Liens created pursuant to any Loan Document; (b) Liens on assets of the ABL Loan Parties securing Indebtedness under Section 6.01(b) and (c) and created pursuant to any ABL Loan Document; provided that any such Liens on assets of the Loan Parties are subject to the ABL Intercreditor Agreement;

95 (c) Liens in existence on the Effective Date and described on Schedule 6.02, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 6.01(d) (solely to the extent that such Liens were in existence on the Effective Date and described on Schedule 6.02)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional Property or type of asset, as applicable, beyond that in existence on the Effective Date, except for products and proceeds of the foregoing; (d) Liens securing Indebtedness permitted under Section 6.01(e); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness (provided, that multiple properties financed by the same capital provider may be cross collateralized), (ii) the amount of Indebtedness secured thereby is not increased (other than by accrued interest, fees, costs and expenses) and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable) plus fees, costs and expenses associated therewith; (e) Permitted Encumbrances; (f) any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any Property of any Person that becomes a Loan Party or Restricted Subsidiary after the date hereof prior to the time such Person becomes a Loan Party or Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party or a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property of the Loan Party or Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party or a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; (g) Liens securing Indebtedness incurred pursuant to Sections 6.01(m) and (n); provided, that such Liens do not extend to, or encumber, assets that constitute Collateral; (h) Liens on Collateral securing Indebtedness incurred pursuant to Section 6.01(p); provided that (x) if such Indebtedness ranks pari passu in right of security with the Obligations, any such Liens are subject to a First Lien Intercreditor Agreement and (y) if such Indebtedness ranks junior in right of security with the Obligations, any such Liens are subject to a Junior Lien Intercreditor Agreement; (i) Liens incurred in connection with any transfer of an interest in accounts or notes receivable and related assets as part of a Permitted Factoring Transaction in the event that the sales thereunder were to be recharacterized as loans secured by such assets; (j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon; (k) any Lien arising under any retention of title or conditional sale arrangement or arrangement having a similar effect in respect of goods supplied to a Restricted Subsidiary in the ordinary course of business; (l) Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

96 (m) Liens granted to secure payment of the Refinance Indebtedness permitted pursuant to Section 6.01(i); provided that such Lien shall not apply to any other Property of the Borrower or such Restricted Subsidiary than the assets securing the Original Indebtedness (or as otherwise permitted by the definition of Refinance Indebtedness); (n) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary; (o) Liens on insurance policies and the proceeds thereof in respect of Indebtedness permitted under Section 6.01(t); and (p) other Liens on Property of the Loan Parties and Restricted Subsidiaries securing Indebtedness or other obligations; provided that the aggregate principal amount of the Indebtedness or other obligations secured by such Liens does not exceed the greater of $65,000,000 and 10% of EBITDA for the most recently ended Test Period at any time at any time outstanding. For purposes of determining compliance with this Section 6.02, in the event that any Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of permitted Liens described in clauses (c) through (g) and (i) through (p) above, the Borrower and the Restricted Subsidiaries, in their sole discretion, will be permitted to divide and classify such Lien (or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of such Lien as having been incurred under any category of permitted Liens described in clauses (c) through (g) and (i) through (p) above so long as such Lien is permitted to be incurred pursuant to such provision at the time of reclassification; provided that any Lien incurred in reliance on clause (a), (b) or (h) above will be deemed to be outstanding only in reliance on clause (a), (b) or (h), as applicable. For the avoidance of doubt, Liens (i) incurred pursuant to this Section 6.02 securing Refinance Indebtedness which extends, renews or refinances any Indebtedness secured by Liens incurred pursuant to a basket determined by reference to a Dollar amount or EBITDA shall not increase capacity to incur Liens under such basket, and such basket shall be deemed to continue to be utilized by the amount of such Liens securing Refinance Indebtedness unless and until such Liens have been released and (ii) incurred in reliance on a ratio or calculation that was permitted at the time entered into shall continue to be permitted under such clause notwithstanding any failure to satisfy the ratio or calculation at a later date. SECTION 6.03. Fundamental Changes. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Restricted Subsidiary may merge into or amalgamate with the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Loan Party (other than the Borrower) may merge into or amalgamate with any other Loan Party (other than the Borrower) in a transaction in which the surviving entity is a Loan Party, (iii) any Loan Party (other than the Borrower) may merge into or amalgamate with any Restricted Subsidiary (other than a Loan Party) in a transaction in which the surviving entity immediately becomes a Loan Party or is such Loan Party, (iv) any Restricted Subsidiary (other than a Loan Party) may merge into or amalgamate with any Loan Party in a transaction in which the surviving entity is a Loan Party, (v) any Restricted Subsidiary (other than a Loan Party) may merge into or amalgamate with any other Restricted Subsidiary (other than a Loan Party), (vi) any Person may merge into (or amalgamate with) the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition; provided that (x) in the case of a merger or amalgamation involving the Borrower or another Loan Party, the continuing or surviving Person shall be the Borrower or

97 such Loan Party (or such Person will become a Loan Party concurrently therewith) and (y) otherwise the continuing or surviving Person shall be a Wholly-Owned Subsidiary of the Borrower, (viii) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ix) Dispositions permitted under Section 6.05 (other than Section 6.05(j)). (b) No Loan Party will, nor will it permit any Restricted Subsidiary to, engage in any business other than the business conducted by the Borrower and its Restricted Subsidiaries as of the Effective Date and business activities reasonably related or ancillary thereto or extensions thereof. SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a Loan Party and a wholly owned Restricted Subsidiary prior to such merger or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of (including any option, warrant or other right to acquire any of the foregoing), make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any other investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, amalgamation or otherwise) (each such transaction, an “Investment”), except: (a) (i) Investments in existence on the date hereof and described in Schedule 6.04 and (ii) Investments existing on the Effective Date in Restricted Subsidiaries existing on the Effective Date; (b) Investments (including Guarantees) by (i) any Loan Party in or to any other Loan Party, (ii) any Restricted Subsidiary that is not a Loan Party in or to any Loan Party or in or to any other Restricted Subsidiary that is not a Loan Party, and (iii) any Loan Party in or to any Restricted Subsidiary that is not a Loan Party; provided that (A) any such Investments in the form of Equity Interests or Indebtedness held by a Loan Party shall be pledged pursuant to the Collateral Documents (subject to the limitations and exclusions herein and therein) and (B) the aggregate amount of Investments by Loan Parties in or to Restricted Subsidiaries that are not Loan Parties pursuant to clause (iii) above shall not exceed the greater of $125,000,000 and 20.0% of EBITDA for the most recently ended Test Period at any time outstanding; (c) Investments in cash and Permitted Investments; (d) (i) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances” and (ii) Investments in the Borrower and its Restricted Subsidiaries as a result of fiscal unity (fiscale eenheid) for Dutch Tax purposes and cash pooling arrangements; (e) Investments in the form of Swap Agreements permitted by Section 6.07; (f) purchases of assets in the ordinary course of business (which, for the avoidance of doubt, shall exclude Acquisitions); (g) loans or advances to employees, directors or officers in the ordinary course of business up to a maximum of $5,000,000 in the aggregate at any one time outstanding; (h) Investments in the form of Restricted Payments permitted pursuant to Section 6.08; (i) Guarantees permitted by Section 6.01 (subject, in the case of intercompany guarantees (other than Guarantees of ABL Obligations), to clause (b) above);

98 (j) Investments in (i) Unrestricted Subsidiaries and (ii) joint ventures and other minority- owned Persons; provided that the aggregate amount of all such Investments in this clause (j) shall not at any time exceed the greater of $30,000,000 and 5.0% of EBITDA for the most recently ended Test Period at any time outstanding; (k) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business, and (iii) receivables owing to the Borrower or any of its Restricted Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (l) notes payable, or stock or other securities issued by Account Debtors to a Loan Party or Restricted Subsidiary pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices; (m) Investments in the form of loans made by a Loan Party to a Restricted Subsidiary that is not a Loan Party in connection with a Permitted Acquisition solely for the purpose of transferring the purchase price consideration therefor from such Loan Party to such Restricted Subsidiary, which purchase price consideration shall be paid to the applicable seller or returned to the assigning Loan Party within ten (10) Business Days of transfer to such Restricted Subsidiary; provided, that if such Permitted Acquisition closes, then the foregoing shall not apply to such purchase price consideration that is escrowed pursuant to an escrow agreement to which the Restricted Subsidiary and the applicable seller are a party; (n) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates, merges or amalgamates with the Borrower or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation, merger or amalgamation; (o) Investments received in connection with the Disposition of assets permitted by Section 6.05; (p) Permitted Acquisitions; provided that the aggregate amount of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to this clause (p) shall not exceed the greater of (i) $312,500,000 and (ii) 50% of EBITDA for the most recently ended Test Period in the aggregate at any time; (q) Investments so long the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 3.25 to 1.00; (r) Investments in an aggregate amount at any time outstanding not to exceed the Available Amount at such time so long as both immediately before and immediately after giving pro forma effect to such Investment no Event of Default shall have occurred and be continuing; (s) other Investments (whether or not of a type described above) not to exceed the greater of $150,000,000 and 25% of EBITDA for the most recently ended Test Period in the aggregate at any time; and (t) intercompany Investments, reorganizations and related activities among the Borrower and the Restricted Subsidiaries related to bona fide tax planning, which will result in a material tax benefit to the Borrower and its Restricted Subsidiaries, or reorganizations made for a legitimate business purpose in connection with Material Acquisitions or Material Dispositions, in each case, so long as after giving effect

99 thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not impaired in any material respect (“Permitted Reorganizations”). For purposes of determining compliance with this Section 6.04, in the event that an Investment (or any portion thereof) meets the criteria of more than one of the categories of permitted Investments described in clauses (a) through (t) above, the Borrower and the Restricted Subsidiaries, in their sole discretion, will be permitted to divide and classify such Investment (or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of any Investment as having been incurred under any category of permitted Investments described in clauses (a) through (t) above so long as such Investment is permitted to be incurred pursuant to such provision at the time of reclassification. For the avoidance of doubt, an Investment entered into in reliance on a ratio or calculation that was permitted at the time entered into shall continue to be permitted under such clause notwithstanding any failure to satisfy the ratio or calculation at a later date. For purposes of determining the amount of any Investment outstanding, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested). Notwithstanding the foregoing, or anything contrary in this Agreement, no Loan Party or Restricted Subsidiary shall grant an exclusive license or sublicense of any Material Intellectual Property, or sell, contribute, transfer, assign or dispose of any Material Intellectual Property, in any such case, to any Unrestricted Subsidiary. SECTION 6.05. Asset Sales. No Loan Party will, nor will it permit any Restricted Subsidiary to, Dispose of any asset, including any Equity Interest owned by it, except: (a) the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Restricted Subsidiaries; (b) sales or other issuances of Equity Interests of the Borrower; (c) sales, transfers and Dispositions of assets to the Borrower or any Restricted Subsidiary, provided that, if any such sales, transfers or Dispositions are made by a Loan Party to a Restricted Subsidiary that is not a Loan Party, either (i) such sales, transfers or Dispositions shall be made in compliance with Section 6.04 or (ii) such sales, transfers or Dispositions are on terms and conditions substantially as favorable to such Loan Party as would be obtainable in a comparable arm’s-length transaction with a Person other than an Affiliate; (d) the sale of Inventory in the ordinary course of business; (e) sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof; (f) the Disposition of any Swap Agreement; (g) Dispositions of cash in the ordinary course of business and sales, transfers and Dispositions constituting Permitted Investments and other Investments permitted by Section 6.04;

100 (h) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Restricted Subsidiaries; (i) leases, subleases, licenses or sublicenses of real or personal property that are granted by the Borrower or any of its Restricted Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries; (j) Dispositions, liquidations and dissolutions in connection with transactions permitted by Section 6.03; (k) any Restricted Payment permitted pursuant to Section 6.08; (l) Dispositions resulting from any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any Restricted Subsidiary; (m) Sale and Leaseback Transactions permitted by Section 6.06; (n) so long as no Event of Default is continuing or would result therefrom, sales, transfers or Dispositions of non-strategic assets acquired as part of a Permitted Acquisition which are sold for fair market value payable in cash upon such sale; (o) the sale or transfer of any interest in accounts or notes receivable and related assets as part of a Permitted Factoring Transaction; (p) issuances of Equity Interests by Restricted Subsidiaries to the Borrower or another Restricted Subsidiary (in compliance with Section 6.04, if applicable); (q) sales, transfers and other Dispositions of the Equity Interests in Unrestricted Subsidiaries; (r) other sales, transfers or other Dispositions of Property that are not permitted by any other paragraph of this Section; provided that any such sales, transfers, leases and other Dispositions permitted by this paragraph having a fair market value in excess of the greater of $65,000,000 and 10% of EBITDA for the most recently ended Test Period shall be made for fair value and for at least 75% cash consideration; provided, further, that for purposes of the foregoing, the amount of (x) any liabilities (as shown on the Borrower’s most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets and from which the Borrower or any Restricted Subsidiary have been validly released by all creditors in writing, (y) any securities or notes received by the Borrower or any Restricted Subsidiary from such transferee that are converted by the Borrower or any Restricted Subsidiary into cash (to the extent of the cash received) within 60 days following the closing of such sale, transfer or other Disposition, and (z) any Designated Noncash Consideration received by the Borrower or any Restricted Subsidiary in such asset sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (z) not to exceed the greater of $65,000,000 and 10% of EBITDA for the most recently ended Test Period in the aggregate during the term of this Agreement, shall be deemed to be cash for purposes of this paragraph; and (s) Dispositions constituting any part of a Permitted Reorganization.

101 Notwithstanding the foregoing, or anything contrary in this Agreement, no Loan Party or Restricted Subsidiary shall grant an exclusive license or sublicense of any Material Intellectual Property, or sell, contribute, transfer, assign or dispose of any Material Intellectual Property, in any such case, to any Unrestricted Subsidiary. SECTION 6.06. Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that does not constitute Collateral and that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset. SECTION 6.07. Swap Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any Restricted Subsidiary except as provided in clause (c) below), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary, and (c) any Permitted Convertible Hedge Transaction. SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, make, directly or indirectly, any Restricted Payment, except: (i) the Borrower or any Restricted Subsidiary may make Restricted Payments with respect to its common stock (including any stock options) payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, in each case including share exchanges and conversions; (ii) Restricted Subsidiaries may pay dividends ratably with respect to their Equity Interests (whether in cash, in kind or constituting additional Equity Interests) or to a wholly-owned Restricted Subsidiary or the Borrower; (iii) the Borrower and the Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock plans, equity award plans or other benefit plans for management, directors or employees of the Borrower and the Restricted Subsidiaries (including, without limitation, non- cash repurchases of Equity Interests deemed to occur upon the exercise of equity awards if such Equity Interests represent a portion of the purchase price therefor); (iv) the Borrower may pay cash dividends in accordance with the Borrower’s historical dividend policy in an aggregate amount not to exceed $0.05 per share (as such amount may be adjusted for stock splits or stock combinations) per fiscal quarter; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower held by any current or former officer, director, employee, consultant or agent of the Borrower or any of its Restricted Subsidiaries (or heirs or other permitted transferees thereof) upon death, disability, retirement, severance or termination of

102 employment or service or in connection with a stock plan or agreement, employment agreement, shareholders agreement, or similar agreement, plan or arrangement, including amendments thereto; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (v) may not exceed $7,000,000 in any fiscal year, with unused amounts being available to be used in any later fiscal year; (vi) the Borrower and the Restricted Subsidiaries may make cash payments in lieu of issuing fractional shares; (vii) the Borrower may enter into any Permitted Convertible Hedge Transaction and terminate or settle such transactions in accordance with their terms; (viii) the Borrower or any Restricted Subsidiary may declare or make, or agree to pay or make, directly or indirectly, any other Restricted Payments (whether or not of a type described in the other paragraphs of this Section 6.08) so long as, both immediately before and after giving pro forma effect to such Restricted Payment (x) no Event of Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 2.75 to 1.00; (ix) Restricted Payments in an aggregate amount not to exceed the Available Amount at such time so long as both immediately before and immediately after giving pro forma effect to such Restricted Payment (x) no Event of Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 3.75 to 1.00; and (x) Restricted Payments in an aggregate amount, together with any payments or distributions in respect of any Subordinated Indebtedness made pursuant to Section 6.08(b)(v), not to exceed the greater of $150,000,000 and 25% of EBITDA for the most recently ended Test Period so long as both immediately before and immediately after giving pro forma effect to such Restricted Payment no Event of Default shall have occurred and be continuing. (b) No Loan Party will, nor will it permit any Restricted Subsidiary to, make, directly or indirectly, any voluntary prepayment or other voluntary distribution before the due date therefor (whether in cash, securities or other Property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any voluntary prepayment or other voluntary distribution before the due date therefor (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Indebtedness, except: (i) refinancings of Subordinated Indebtedness to the extent permitted by Section 6.01; (ii) so long as no Event of Default has occurred and is continuing (unless the Administrative Agent otherwise consents), payment of intercompany Subordinated Indebtedness; (iii) any other payments or distributions in respect of any Subordinated Indebtedness, so long as, immediately before and after giving effect to such payment or distribution, (x) no Event of Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 3.00 to 1.00; (iv) conversion of Subordinated Indebtedness to Equity Interests (other than Disqualified Equity Interests) and cash payments in connection with any such conversion in lieu of issuing fractional shares;

103 (v) payments or distributions in respect of any Subordinated Indebtedness in an aggregate amount, together with any Restricted Payments made pursuant to Section 6.08(a)(x), not to exceed the greater of $150,000,000 and 25% of EBITDA for the most recently ended Test Period so long as both immediately before and immediately after giving pro forma effect to such Restricted Payment no Event of Default shall have occurred and be continuing; and (vi) payments or distributions in respect of any Subordinated Indebtedness in an aggregate amount not to exceed the Available Amount at such time so long as both immediately before and immediately after giving pro forma effect to such Restricted Payment (x) no Event of Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 3.75 to 1.00. provided, however, that no such payment or distribution shall be made in respect of any Subordinated Indebtedness in violation of any Intercreditor Agreement or subordination provisions applicable thereto. For purposes of determining compliance with this Section 6.08(a) and (b), as applicable, in the event that a Restricted Payment or payment or Subordinated Indebtedness (in each case, or any portion thereof) meets the criteria of more than one of the categories permitted by the relevant clauses above, the Borrower and the Restricted Subsidiaries, in their sole discretion, will be permitted to divide and classify such Restricted Payment or payment of Subordinated Indebtedness (in each case, or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of any Restricted Payment or payment of Subordinated Indebtedness as having been incurred under any category permitted in clause (a) above (in the case of Restricted Payments) or clause (b) above (in the case of payments of Subordinated Indebtedness) so long as it is permitted to be incurred pursuant to such provision at the time of reclassification. For the avoidance of doubt, a Restricted Payment or payment of Subordinated Indebtedness entered into in reliance on a ratio or calculation that was permitted at the time entered into shall continue to be permitted under such clause notwithstanding any failure to satisfy the ratio or calculation at a later date. Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.08 will not prohibit the payment of any Restricted Payment or payment of Subordinated Indebtedness within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement. SECTION 6.09. Transactions with Affiliates. The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction or series of transactions involving $5,000,000 or more in the aggregate, whether or not in the ordinary course of business, with any officer, director or Affiliate of any such Person other than (i) on terms and conditions substantially as favorable to the Borrower and its Restricted Subsidiaries as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director or Affiliate, (ii) transactions among the Borrower and/or any of the Restricted Subsidiaries, (iii) loans or advances to directors, officers and employees permitted under Section 6.04, (iv) the payment of reasonable fees to directors of the Borrower or any Restricted Subsidiary who are not employees of the Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Restricted Subsidiaries in the ordinary course of business, (v) any Restricted Payment permitted by Section 6.08, (vi) any Investment permitted by Section 6.04(j); provided that other transactions with any Person in which such Investment is made shall be subject to this Section 6.09; and (vii) the transactions listed on Schedule 6.09.

104 SECTION 6.10. Restrictive Agreements. No Loan Party will, nor will it permit any Material Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its Property to secure the Obligations, or (b) the ability of any Material Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Material Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Material Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or Liens permitted under Section 6.02 if such restrictions or conditions apply only to the Property securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof or the ABL Loan Documents requiring the subordination of Liens on ABL Priority Collateral, (vi) the foregoing shall not apply to restrictions on Equity Interests in joint ventures contained in any documents relating to the formation or governance thereof, and (vii) the foregoing shall not apply to restrictions pursuant to any other indenture or agreement governing the issuance of Indebtedness permitted hereunder (including the ABL Credit Agreement), provided that such restrictions and conditions are customary for such Indebtedness as reasonably determined in the good faith judgment of the Borrower. SECTION 6.11. Amendment of Material Documents. No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under any agreement relating to any Subordinated Indebtedness to the extent any such amendment, modification or waiver would be materially adverse to the Lenders. ARTICLE VII Events of Default If any of the following events (“Events of Default”) shall occur: (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made (or, in the case of any representation or warranty which

105 is already subject to a materiality qualifier, such representation or warranty shall prove to have been incorrect in any respect when made or deemed made); (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence), 5.08 or in Article VI; (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) five (5) days after notice of such breach from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.04 or 5.09 of this Agreement or (ii) thirty (30) days after notice of such breach from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement; (f) any Loan Party or Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue beyond the expiration of any applicable grace or cure period; (g) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (w) clause (g)(ii) shall not apply to any breach of Section 6.13 or other financial covenant in the ABL Credit Agreement, (x) this clause (g) shall not apply to (A) any event or condition that permits the holders of Convertible Indebtedness to convert or exchange such Indebtedness, or the conversion or exchange thereof, into Equity Interests (other than Disqualified Equity Interests), (B) any settlement, unwinding or termination of a Permitted Convertible Hedge Transaction, (C) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Indebtedness, (D) mandatory prepayments of the ABL Obligations required by the ABL Credit Agreement, but subject to terms of the ABL Intercreditor Agreement or (E) voluntary prepayments, tender offers or calls of Indebtedness permitted hereunder or not prohibited hereby, (y) no Event of Default shall be deemed to have occurred under this clause (g) until such time as any applicable period of cure or grace contained in any document relating to such Material Indebtedness has expired and (z) no Event of Default shall be deemed to have occurred under clause (g)(ii) to the extent the holders of such Material Indebtedness have waived the applicable event of default prior to the acceleration Obligations; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, administration, receivership, judicial management, reorganization or other relief in respect of a Loan Party or Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a liquidator, receiver, interim receiver, judicial manager, receiver and manager, monitor, trustee, administrator, custodian, sequestrator, conservator or similar official for any Loan Party or Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; (i) (i) any Loan Party or any Material Restricted Subsidiary shall (A) voluntarily commence any proceeding or file any petition or proposal seeking liquidation, judicial management, reorganization

106 other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (C) apply for or consent to the appointment of a liquidator, receiver, interim receiver, judicial manager, receiver and manager, monitor, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Material Restricted Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing; (j) any Loan Party or any Restricted Subsidiary that is a Loan Party shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due; (k) (i) one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount (excluding amounts covered by an unaffiliated insurer that has not denied coverage; it being understood and agreed that a reservation of rights letter shall not be deemed to be a denial of coverage) shall be rendered against any Loan Party, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Restricted Subsidiary to enforce any such judgment; or (ii) any Loan Party or Restricted Subsidiary shall fail within sixty (60) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued; (l) [reserved]; (m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; (n) a Change in Control shall occur; (o) the occurrence of any “default” or “Event of Default”, as defined in any Loan Document (other than this Agreement), or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided (but if no specific grace period is provided therein, which default or breach continues beyond thirty (30) days after notice of such default from the Administrative Agent (which notice will be given at the request of any Lender)); (p) except as permitted by the terms of any Collateral Document or this Agreement, (i) any Collateral Document shall for any reason fail to create or keep created a valid security interest in any material portion of the Collateral purported to be covered thereby, or (ii) other than as a result of the Administrative Agent no longer having possession of any Collateral actually delivered to it or any UCC continuation statement not being timely filed, any Lien on any material portion of the Collateral shall cease to be a perfected Lien having the priority required by the Loan Documents; or (q) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms other than as expressly contemplated by its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

107 then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees (including, for the avoidance of doubt, any break funding payments) and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC and other applicable law. ARTICLE VIII The Administrative Agent SECTION 8.01. Authorization and Action. (a) Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties hereby irrevocably appoints the entity named as Administrative Agent as defined herein and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. (b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of Property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency

108 or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing: (i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or any other Secured Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; (ii) [reserved]; (iii) [reserved]; and (iv) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account. (d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

109 (e) No Co-Documentation Agent or Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder. (f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. (g) The provisions of this Article, other than Sections 8.05 and 8.07(c) hereof, are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s right to consent pursuant to and subject to the conditions set forth in this Article, no Borrower nor any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions (other than Sections 8.05 and 8.07(c)). Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article. SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc.. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred

110 to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder. (b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. (c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). SECTION 8.03. Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

111 (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER, ANY CO- DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform. (d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (e) Each of the Lenders and the Borrower agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

112 (f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, as the case may be. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders. SECTION 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower (and with the approval of the Borrower so long as no Event of Default has occurred and is continuing), to appoint a successor Administrative Agent (and in any event, any such successor Administrative Agent appointed shall have a designated bank account in the United States to accept payments from the Borrower). If no successor Administrative Agent shall have been so appointed by the Required Lenders (and, so long as no Event of Default has occurred and is continuing, with the approval of the Borrower), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights and obligations as Administrative Agent under the Loan Documents and any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor. (b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any

113 Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above. SECTION 8.06. Acknowledgments of Lenders . (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co-Documentation Agent, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co- Documentation Agent, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. (b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders from and after the Effective Date or the

114 effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder, as applicable. (c) [Reserved]. (d) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, in its sole discretion, may specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(d) shall be conclusive, absent manifest error. (ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day (or such later date as the Administrative Agent, in its sole discretion, may specify in writing) thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by such Borrower or any other Loan Party. (iv) Each party’s obligations under this Section 8.06(d) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of,

115 a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. SECTION 8.07. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. (b) [Reserved]. (c) The Secured Parties irrevocably authorize the Administrative Agent (i) to release or subordinate Liens to the extent provided in Section 9.02(d) and (ii) at its option and in its discretion, to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 6.02(e). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral. SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized

116 to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. SECTION 8.09. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), that (I) is not ineligible pursuant to Section I(g) of PTE 84-14 and (II) has satisfied the requirements of Section I(k) of PTE 84-14, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans the Commitments and this Agreement, (C) the entrance into,

117 participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (f) of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Lead Arranger, any Co-Documentation Agent, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). (c) The Administrative Agent and each Lead Arranger and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. SECTION 8.10. Borrower Communications. (a) The Administrative Agent and the Lenders agree that, pursuant to procedures approved by the Administrative Agent, the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”). As used in this Section 8.10, “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, Compliance Certificate and supporting documentation, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Loan Party to the Administrative Agent through the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent.

118 (b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each Lender and the Borrower acknowledges and agrees that (i) the distribution of material through an electronic medium is not necessarily secure, (ii) the Administrative Agent is not responsible for approving or vetting administrators, representatives, or contacts of the Borrower added to the Approved Borrower Portal, and (iii) there may be confidentiality and other risks associated with such distribution. Each Lender and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution. (c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL. (d) Each Lender and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (e) Nothing herein shall prejudice the right of the Loan Parties to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. ARTICLE IX Miscellaneous SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: (i) if to any Loan Party, to the Borrower at: Belden Inc. 1 North Brentwood Blvd., 15th Floor

119 St. Louis, Missouri 63105 Attention of Chief Financial Officer Telecopy No. [*****] Telephone No. [*****] with a mandatory copy (in the case of a notice of Default or a notice that is not in the ordinary course of administering this Agreement) to: c/o Belden Inc. 1 North Brentwood Blvd., 15th Floor St. Louis, Missouri 63105 Attention of General Counsel Telecopy No. [*****] Telephone No. [*****] (ii) if to the Administrative Agent from any Loan Party, to JPMorgan Chase Bank, N.A. at the address separately provided to the Borrower; (iii) if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A. at the address separately provided to the Lenders; and (iv) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems, Approved Electronic Platforms or Approved Borrower Portals, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph. (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems, Approved Electronic Platforms or Approved Borrower Portals, as applicable, pursuant to procedures approved by the Administrative Agent; provided that, the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems, Approved Electronic Platforms or Approved Borrower Portals, as applicable pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal

120 business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. (c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time. (b) Except as otherwise provided in Section 2.22, Section 2.24, Section 2.25 or Section 2.14(b) and (c), and subject to clauses (c) through (j) of this Section 9.02, neither this Agreement nor any other provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders); provided that, no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), provided that a waiver of any condition precedent shall not constitute an increase in Commitments under this clause, (ii) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby; provided that, (x) the waiver of (or amendment to the terms of) Section 2.22(e)(iii) and the application thereof shall not constitute a reduction in the rate of interest or the reduction or forgiveness of any interest for purposes of this clause (ii), (y) amendments to the definitions related to financial terms shall not constitute a reduction in the rate of interest or the reduction or forgiveness of any interest for purposes of this clause (ii) and (z) the default interest rate specified in Section 2.13(e) may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby; provided that, (x) mandatory prepayments pursuant to Section 2.11(d) may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders and (y) the waiver of (or amendment to the terms of) Section 2.22(e)(iii) and the application thereof shall not constitute a postponement of such scheduled payment), (iv) change Section 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each

121 Lender (other than any Defaulting Lender); provided that an amendment to effect Incremental Commitments and Incremental Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date solely with the consent of the parties prescribed in Section 2.22, (vii) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (viii) release all or substantially all of the value of the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including with respect to a sale, Disposition or dissolution of a Loan Guarantor permitted herein), without the written consent of each Lender (other than any Defaulting Lender), (ix) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender) or (x) except as expressly permitted hereunder or under the Loan Documents (including by Section 9.02(d)) on the Effective Date, subordinate all or substantially all of the Obligations hereunder or all or substantially all of the Liens granted in favor of the Administrative Agent under the Collateral Documents, to any other Indebtedness or Lien, as the case may be, without the written consent of each Lender (provided, that (x) no such Lender’s consent shall be required if such Lender is offered a reasonable, bona fide opportunity to participate on a pro rata basis in any such Indebtedness permitted to be issued as a result of such waiver, amendment or modification (except insofar as such Lender’s consent would be required in order for the consenting Lenders to constitute Required Lenders) and (y) nothing in this clause (x) shall require the consent of all Lenders to subordinate Liens on assets (A) constituting ABL Priority Collateral securing the ABL Obligations (and obligations permitted under Section 6.01(c)) or securing obligations in respect of purchase money Indebtedness, Capital Lease Obligations and similar obligations, in each case, to the extent permitted under this Agreement or (B) in connection with any debtor-in-possession (or equivalent or similar) financing in an insolvency proceeding); provided further that (x), no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent) and (y) any waiver, amendment or modification that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class or Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders. (c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of (i) the Required Lenders (except as provided in Sections 2.22, 2.24 and 2.25), the Administrative Agent and the Borrower (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders and (ii) the Administrative Agent and the Borrower to add Collateral of a new type as a result of Section 5.11(c). (d) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release and the Administrative Agent shall, at the Borrower’s request release (and/or, in connection with clauses (ii) through (v) below, subordinate) any Liens granted to the Administrative Agent by the Loan Parties on any Collateral: (i) upon Payment in Full, in which case the Administrative Agent is also authorized to terminate the Loan Documents and release the Loan Guaranty; (ii) constituting Property being sold or disposed of (including transfers of Property from a Loan Party to a Restricted Subsidiary that is not a Loan Party and the sale, assignment or Disposition of assets pursuant to a Permitted Factoring Transaction) if the Loan Party disposing of such Property

122 certifies to the Administrative Agent that the sale, Disposition or other transfer is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the Property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary (including by way of contribution to a joint venture), the Administrative Agent is authorized to release any Loan Guaranty or license provided by such Subsidiary; (iii) constituting Property leased or licensed to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement; (iv) as required to effect any sale or other Disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII; (v) subject to Liens permitted under Section 6.02(b), 6.02(c), 6.02(d), 6.02(f), 6.02(i) or 6.02(l); and (vi) constituting Excluded Assets. The Lenders agree that any release of Liens as described above may be automatic to the extent provided in the Collateral Documents and, at the request and sole expense of the Loan Parties, the Administrative Agent is hereby authorized to execute and deliver to the Loan Parties all releases or other documents reasonably requested to evidence the release of such Liens. Except as provided in the preceding sentence, the Administrative Agent will not release or subordinate any Liens on Collateral without the prior written authorization of the Required Lenders or all of the Lenders to the extent required by Section 9.02; provided that, the Administrative Agent may in its discretion, release or subordinate its Liens on Collateral valued in the aggregate not in excess of $10,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower as to the value of any Collateral to be so released, without further inquiry). Notwithstanding the foregoing, rights of the Administrative Agent to provide releases, upon any sale or other Disposition by any Loan Party (other than to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, the security interests in such Collateral created by this Agreement and other Loan Documents shall be automatically released to the extent such automatic release is permitted under applicable law. Any such release or subordination shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released or subordinated) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release or subordination shall be without recourse to or warranty by the Administrative Agent. (e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement and such Non-Consenting Lender agrees to be replaced, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination,

123 including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. (f) A Loan Guarantor shall automatically be released from its obligations under the Loan Guaranty, and any Equity Interests or assets of such Loan Guarantor which have been pledged as Collateral shall be released, upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Guarantor ceases to be a Restricted Subsidiary (including by way of contribution to a joint venture); provided that, (i) if consent of the Required Lenders is expressly required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (ii) no Loan Guarantor may be so released as a result of a of a sale, Disposition or transfer of less than all of such Loan Guarantor’s outstanding Equity Interests unless (x) (A) such sale, Disposition or transfer has been consummated for a bona fide business purpose and (B) the applicable transferee shall not be an Affiliate of the Borrower or (y) such release is approved, authorized or ratified by the requisite Lenders pursuant to Section 9.02. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), and upon the request of the Borrower shall, release any Loan Guarantor from its obligations under the Loan Guaranty and release its Liens on any Equity Interests or assets of such Loan Guarantor which have been pledged as Collateral if such Loan Guarantor is no longer a Material Restricted Subsidiary or is otherwise no longer required to be a Loan Party (including as a result of becoming an Excluded Subsidiary); provided that, no Loan Guarantor may be so released as a result of a of a sale, Disposition or transfer of less than all of such Loan Guarantor’s outstanding Equity Interests unless (x) (A) such sale, Disposition or transfer has been consummated for a bona fide business purpose and (B) the applicable transferee shall not be an Affiliate of the Borrower or (y) such release is approved, authorized or ratified by the requisite Lenders pursuant to Section 9.02. Upon Payment in Full, the Loan Guaranty and all obligations (other than those expressly stated to survive such termination) of each Loan Party thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person. (g) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency. (h) Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification or supplement to any Intercreditor Agreement other intercreditor agreement, subordination agreement or other arrangement permitted under this Agreement; provided that no such agreement shall amend, modify or otherwise adversely affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

124 (i) Notwithstanding anything herein to the contrary, guarantees, collateral security documents and related documents entered into in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with applicable Law or advice of counsel, (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, or (iii) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties. SECTION 9.03. Expenses; Limitation of Liability; Indemnity; Damage Waiver . (a) The Loan Parties shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (which, in the case of counsel, shall be limited to the reasonable out-of-pocket fees, charges and disbursements of one counsel and, if reasonably necessary, a single local counsel in each relevant jurisdiction, in each case, for the Administrative Agent) in connection with the syndication and distribution (including, without limitation, via the internet or through any Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (which, in the case of counsel, shall be limited to the reasonable out-of-pocket fees, charges and disbursements of one counsel and, if reasonably necessary, a single local counsel in each relevant jurisdiction, in each case, for the Administrative Agent, and one additional counsel for all the Lenders (taken as a whole)), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with: (i) [reserved]; (ii) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent; (iii) Other Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording and/or releasing Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens; and (iv) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take. All of the foregoing fees, costs and expenses may be charged to the Borrower to a deposit account, all as described in Section 2.18(c). (b) The Loan Parties shall, jointly and severally indemnify the Administrative Agent, each Lead Arranger, each Co-Documentation Agent and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses for any Indemnitee (including the reasonable

125 out-of-pocket fees, charges and disbursements of one counsel and, if reasonably necessary, a single local counsel in each relevant jurisdiction, in each case, for the Administrative Agent, in each case, as selected by the Administrative Agent and for all Indemnitees and, in light of actual or perceived conflicts of interest or the availability of different claims or defenses, one additional counsel for each similarly affected group of Indemnitees (taken as a whole) and, if necessary, one additional local counsel in each relevant jurisdiction for such affected group of Indemnitees), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, any document related thereto or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by a Loan Party or a Restricted Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Restricted Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Loan Party or its respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, (y) a material breach by such Indemnitee or its Related Parties of its express obligations under the Loan Documents pursuant to a claim initiated by the Borrower or (z) disputes solely between or among the Indemnitees not arising from any act or omission by the Borrower or any of its Subsidiaries or Affiliates, it being understood and agreed that the Administrative Agent and each Lead Arranger or Co-Documentation Agent fulfilling its role and in its capacity as such, shall remain indemnified in such proceedings. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. (c) Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraphs (a), (b) or (d) of this Section 9.03 to the Administrative Agent and each Related Party of the Administrative Agent (each, an “Agent-Related Person”) (to the extent not reimbursed by a Loan Party and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided, further, that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the Payment in Full of the Obligations (d) To the extent permitted by applicable law (i) neither the Borrower nor any Loan Party shall assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Lead Arranger, any Co-Documentation Agent and any Lender, and any Related Party of any of the

126 foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than an intentional breach of confidentiality obligations, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions or any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) shall relieve the Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (e) All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor. SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrower, provided that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other assignee; and (B) the Administrative Agent. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, provided that, no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is

127 continuing; provided, further, that concurrent assignments to or from Affiliates and groups of funds will be aggregated and treated as a single assignment for purposes of determining whether such minimum amount has been met; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (such fee to be paid by the assignor and/or assignee); and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings: “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender, (c) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; (d) except as provided in Section 2.26, a Loan Party or a Subsidiary or other Affiliate of a Loan Party or (e) a Disqualified Institution. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and

128 principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and

129 address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or otherwise comply with Tax law. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, (x) the designation of any Person as a Disqualified Institution (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions” referred to in the definition of “Disqualified Institution”) shall not apply retroactively to disqualify any parties that have previously acquired or entered into a trade to acquire an assignment or participation interest hereunder that is otherwise permitted hereunder (but will apply to disqualify additional assignments or participations to such Person) and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply. (ii) If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution, the Borrower, any of the Subsidiaries or any of the Borrower’s Affiliates) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder. (iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the

130 Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). (iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same. (v) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution. (f) Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Lenders or and Class of Required Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than any Lender that is a Regulated Bank or any Affiliate of a Regulated Bank) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”), without the written consent of the Borrower, shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender (other than any Lender that is a Regulated Bank or any Affiliate of a Regulated Bank) has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) the notional amounts in other currencies shall be converted to Dollars by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing

131 conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender (other than any Lender that is a Regulated Bank or any Affiliate of a Regulated Bank) is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transaction, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender (other than any Lender that is a Regulated Bank or any Affiliate of a Regulated Bank) protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index. In connection with any such determination, each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). The Administrative Agent shall have no duty to inquire as to or investigate the accuracy of such representation or deemed representation nor be required to monitor or have any liability in connection with the provisions hereof relating to Net Short Lenders. SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof. SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.

132 (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of

133 the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Loan Guarantor against any of and all the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks; provided that, notwithstanding the foregoing to the contrary, it is understood and agreed that any determinations as to (i) whether any Specified Acquisition Agreement Representations have been breached, (ii) whether a Material Adverse Effect (as defined in the Acquisition Agreement as in effect on April 29, 2026) has occurred and (iii) whether the RUCKUS Acquisition has been consummated in accordance with the Acquisition Agreement, shall, in each case be governed by, and construed in accordance with, the internal laws of the state of Delaware (whether arising in contract, tort, equity or otherwise), without regard to any conflicts or choice of law principles that would result in the application of any law other than the law of the state of Delaware. (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

134 Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction. (c) Each party to this Agreement irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. (e) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York. SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self- regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or

135 prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower and its Subsidiaries or (iii) is independently developed by the Administrative Agent of any Lender so long as the Administrative Agent or such Lender has not otherwise breached its confidentiality obligations hereunder or developed such information based on information received from a third party that, to its knowledge, has breached confidentiality obligations owing to the Borrower or its Subsidiaries, (i) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein or (j) for purposes of establishing a “due diligence” defense. For the purposes of this Section, “Information” means all information received from the Borrower and its Subsidiaries relating to them or their operations or business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than customary information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority. SECTION 9.13. Several Obligations; Nonreliance. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any

136 of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act. SECTION 9.15. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates. SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in Collateral which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions. SECTION 9.17. Interest Rate Limitation. (a) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. SECTION 9.18. No Advisory or Fiduciary Responsibility. (a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated

137 herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto. (b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies. SECTION 9.19. Intercreditor Agreements. Without limiting the authority granted to the Administrative Agent in Article VIII hereof, each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to enter into any Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. SECTION 9.20. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be

138 issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. ARTICLE X Loan Guaranty of Loan Guarantors SECTION 10.01. Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and, subject to the limitations set forth in Section 9.03, all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, as used in this Article X, collectively the “Guaranteed Obligations”. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations. SECTION 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. SECTION 10.03. No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of the Guaranteed Obligations (other than Unliquidated Obligations)), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions. (b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

139 (c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations (other than Unliquidated Obligations)). SECTION 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any other Loan Guarantor or any other Obligated Party, other than the Payment in Full of the Guaranteed Obligations (other than Unliquidated Obligations). Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security. SECTION 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent and the Lenders. SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

140 SECTION 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks. SECTION 10.08. Termination. Each of the Lenders may continue to make loans or extend credit to the Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that may exist under clause (p) of Article VII hereof as a result of any such notice of termination. SECTION 10.09. Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account. SECTION 10.10. Contribution. (a) To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. (b) As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the Property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions. (c) This Section 10.10 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.10 is intended to or shall impair the obligations of the Loan

141 Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty. (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing. (e) The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.10 shall be exercisable upon the Payment in Full of the Guaranteed Obligations and the termination of this Agreement. SECTION 10.11. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary. ARTICLE XI Subordination of Intercompany Indebtedness. SECTION 11.01. Subordination of Intercompany Indebtedness. Each Loan Party agrees that any and all claims of such Loan Party against any Loan Party (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Loan Party may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Loan Party to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Loan Party, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties in those assets. No Loan Party shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, administration, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold pursuant to any such proceeding, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other Property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Loan Party (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Loan Party upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Secured Parties, such Loan Party shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Loan Party

142 where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Loan Party as the Property of the Secured Parties. If any such Loan Party fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. [Signature Pages Follow]

[Signature Page to Term Loan Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BELDEN INC., as the Borrower By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Senior Vice President - Legal, General Counsel and Corporate Secretary OTHER LOAN PARTIES: BELDEN 1993 LLC By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary BELDEN HOLDINGS, INC. By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary BELDEN WIRE & CABLE COMPANY LLC By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary CDT INTERNATIONAL HOLDINGS LLC By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary

[Signature Page to Term Loan Credit Agreement] GARRETTCOM, INC. By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary PPC BROADBAND, INC. By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary PROSOFT TECHNOLOGY, INC. By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary THINKLOGICAL, LLC By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary PRECISION OPTICAL TECHNOLOGIES, INC. By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary RUCKUS HOLDING COMPANY LLC By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary

[Signature Page to Term Loan Credit Agreement] ACCESS SOLUTIONS HOLDINGS, LLC By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary RUCKUS HOLDINGS, INC. By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary RUCKUS WIRELESS LLC By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary RUCKUS IP HOLDINGS LLC By: /s/ Brian E. Anderson Name: Brian E. Anderson Title: Secretary

[Signature Page to Term Loan Credit Agreement] JPMORGAN CHASE BANK, N.A., as Administrative Agent and an Initial Term Lender By: /s/ Alaina Moran Name: Alaina Moran Title: Vice President